                             U.S. $200,000,000



                              CREDIT AGREEMENT

                       Dated as of November 18, 1996



                                   Among

                        BELDEN WIRE & CABLE COMPANY

                                as Borrower,

                           THE BANKS NAMED HEREIN

                                 as Banks,

                                    and

           BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION

                          as Administrative Agent

                             TABLE OF CONTENTS

                                 ARTICLE 1.

                      DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms . . . . . . . . . . . . . . . . . . .   1
Section 1.2 Computation of Time Periods . . . . . . . . . . . . . . . .  10
Section 1.3 Accounting Terms. . . . . . . . . . . . . . . . . . . . . .  11
Section 1.4 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . .  11

                                 ARTICLE 2.

                              CREDIT FACILITY

Section 2.1 The A Advances  . . . . . . . . . . . . . . . . . . . . . .  11
Section 2.2 The B Advances  . . . . . . . . . . . . . . . . . . . . . .  14
Section 2.3 Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 2.4 Interest  . . . . . . . . . . . . . . . . . . . . . . . . .  19
Section 2.5 Payments, Etc . . . . . . . . . . . . . . . . . . . . . . .  21
Section 2.6 Payments Pro Rata . . . . . . . . . . . . . . . . . . . . .  23
Section 2.7 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 2.8 Breakage Costs  . . . . . . . . . . . . . . . . . . . . . .  24
Section 2.9 Increased Costs . . . . . . . . . . . . . . . . . . . . . .  24
Section 2.10 Capital Adequacy . . . . . . . . . . . . . . . . . . . . .  25
Section 2.11 Certain Tax Regulations  . . . . . . . . . . . . . . . . .  26
Section 2.12 Illegality . . . . . . . . . . . . . . . . . . . . . . . .  27
Section 2.13 Market Failure . . . . . . . . . . . . . . . . . . . . . .  27
Section 2.14 Removal of Certain Banks . . . . . . . . . . . . . . . . .  27

                                 ARTICLE 3.

                                 CONDITIONS

Section 3.1 Conditions to First Advances  . . . . . . . . . . . . . . .  28
Section 3.2 A Borrowings  . . . . . . . . . . . . . . . . . . . . . . .  29
Section 3.3 B Borrowings  . . . . . . . . . . . . . . . . . . . . . . .  29

                                 ARTICLE 4.

                       REPRESENTATIONS AND WARRANTIES

Section 4.1 Corporate Existence and Power . . . . . . . . . . . . . . .  30
Section 4.2 Corporate Authority . . . . . . . . . . . . . . . . . . . .  30
Section 4.3 Financial Condition . . . . . . . . . . . . . . . . . . . .  31
Section 4.4 Litigation. . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 4.5 Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 4.6 Use of Advances.. . . . . . . . . . . . . . . . . . . . . .  31
Section 4.7 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Section 4.8 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . .  32
Section 4.9 Credit Agreement  . . . . . . . . . . . . . . . . . . . . .  32
Section 4.10 Titles, Etc. . . . . . . . . . . . . . . . . . . . . . . .  32
Section 4.11 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Section 4.12 Validity, Etc. . . . . . . . . . . . . . . . . . . . . . .  32
Section 4.13 Environmental Matters. . . . . . . . . . . . . . . . . . .  32

                                 ARTICLE 5.

                                 COVENANTS

Section 5.1 Financial Statements  . . . . . . . . . . . . . . . . . . .  33
Section 5.2 Leverage Ratio  . . . . . . . . . . . . . . . . . . . . . .  35
Section 5.3 Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Section 5.4 Merger and Sale of Assets . . . . . . . . . . . . . . . . .  36
Section 5.5 Subsidiary Guaranties . . . . . . . . . . . . . . . . . . .  37
Section 5.6 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Section 5.7 Sale-and-Leaseback  . . . . . . . . . . . . . . . . . . . .  37
Section 5.8 Net Worth . . . . . . . . . . . . . . . . . . . . . . . . .  38
Section 5.9 Maintenance of Property; Insurance  . . . . . . . . . . . .  38
Section 5.10 Compliance with Laws . . . . . . . . . . . . . . . . . . .  38

                                 ARTICLE 6.

                             EVENTS OF DEFAULT


                                 ARTICLE 7.

                                 THE AGENT

Section 7.1 Authorization and Action  . . . . . . . . . . . . . . . . .  41
Section 7.2 Agent's Reliance, Etc . . . . . . . . . . . . . . . . . . .  41
Section 7.3 The Agent and Affiliates  . . . . . . . . . . . . . . . . .  42
Section 7.4 Bank Credit Decision  . . . . . . . . . . . . . . . . . . .  42
Section 7.5 Indemnification . . . . . . . . . . . . . . . . . . . . . .  43
Section 7.6 Successor Agent . . . . . . . . . . . . . . . . . . . . . .  43

                                 ARTICLE 8.

                               MISCELLANEOUS

Section 8.1 Amendments, Etc . . . . . . . . . . . . . . . . . . . . . .  44
Section 8.2 Notices, Etc  . . . . . . . . . . . . . . . . . . . . . . .  45
Section 8.3 No Waiver; Remedies . . . . . . . . . . . . . . . . . . . .  45
Section 8.4 Costs, Expenses, and Taxes  . . . . . . . . . . . . . . . .  45
Section 8.5 Right of Set-off  . . . . . . . . . . . . . . . . . . . . .  46
Section 8.6 Assignments and Participations  . . . . . . . . . . . . . .  46
Section 8.7 Governing Law . . . . . . . . . . . . . . . . . . . . . . .  49
Section 8.8 Execution in Counterparts . . . . . . . . . . . . . . . . .  49
Section 8.9 Survival of Agreements  . . . . . . . . . . . . . . . . . .  49
Section 8.10 Borrower's Right to Apply Deposits . . . . . . . . . . . .  49
Section 8.11 Binding Effect . . . . . . . . . . . . . . . . . . . . . .  50
Section 8.12 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . .  50
Section 8.13 ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . .  50










          Document #0021220                    ii

                                  EXHIBITS

     Exhibit A-1    Form of A Promissory Note

     Exhibit A-2    Form of B Promissory Note

     Exhibit B-1    Form of Request for A Borrowing

     Exhibit B-2    Form of Request for B Borrowing

     Exhibit B-3    Form of Offer of B Advances

     Exhibit B-4    Form of Acceptance of B Advances

     Exhibit C      Form of Compliance Certificate

     Exhibit D      Form of Guaranty

     Exhibit E      Form of Assignment and Acceptance


                                 SCHEDULES

     Schedule I     Borrower, Agent and Bank Information
     Schedule II    Borrower's List of Subsidiaries
     Schedule III   Borrower Disclosures

































          Document #0021220                    iii

                              CREDIT AGREEMENT



This Credit Agreement dated as of November 18, 1996, is by and among the Borrower, the Agent, and the Banks. In consideration of the mutual covenants and agreements contained herein, the Borrower, the Agent, and the Banks hereby agree as follows:

                                 ARTICLE 1.

                      DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"A Advance" means an advance by a Bank to the Borrower as part of an A Borrowing and refers to a Base Rate Advance or a LIBOR Rate Advance, each of which shall be a "Type" of A Advance.

"A Borrowing" means a borrowing consisting of simultaneous A Advances of the same Type to the Borrower made by each of the Banks pursuant to Section 2.1.

"A Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-1, evidencing the aggregate indebtedness of the Borrower to such Bank resulting from A Advances.

"Acceptance of B Advances" means an Acceptance of B Advances in the form of Exhibit B-4, fully completed with the required information and executed by the Borrower.

"Advance" means an A Advance or a B Advance.

"Affiliate" means, with respect to any Person, either a wholly-owned subsidiary of such Person or a wholly-owned subsidiary of any corporation controlling such Person.

"Agent" means Bank of America National Trust and Savings Association, in its capacity as agent pursuant to Article 7 hereof or any successor Agent pursuant to Section 7.6.

"Agent's Fee Letter" means the letter agreement dated as of October 18, 1996, between the Agent and the Borrower.

"Agreement" means this Credit Agreement dated as of November 18, 1996, among the Borrower, the Agent, and the Banks.

"Alternate Currency" means Pounds Sterling, German Marks, French Francs, Italian Lira, Dutch Guilders, Japanese Yen, Canadian Dollars, Swiss Francs, Australian Dollars and any other currency (other than Dollars) approved by the Banks which is freely transferable and convertible into Dollars and in which dealings in deposits are carried out on the London interbank market.

          Document #0021220

"Alternate Currency A Advance" means an A Advance made in an Alternate
Currency.

"Alternate Currency B Advance" means a B Advance made in an Alternate
Currency.

"Alternate Currency Advance" means an Alternate Currency A Advance or an Alternate Currency B Advance.

"Alternate Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Alternate Lending Office" opposite its name on
Schedule I hereto or if no such office is specified, its Domestic Lending Office (or with respect to any assignee becoming a Bank hereunder in accordance with Section 8.6(e), as set forth in the applicable Assignment), or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

"Applicable Currency" means, as to any particular payment or Advance, Dollars or the Alternate Currency in which it is denominated or is payable.

"Applicable Facility Fee" means, with respect to the Facility Fee paid by the Borrower to the Banks under Section 2.3(a) and for any period during which such Applicable Facility Fee shall be in effect, the percentage amount set forth in the appropriate column in the definition of "Applicable Interest Margin". The Agent shall determine the Applicable Facility Fee based upon the most recent quarterly or year-end financial statements delivered to the Agent pursuant to Sections 5.1(a) and (b). Any adjustments to the Applicable Facility Fee shall become effective three Business Days following the date of delivery of such financial statements to the Agent or, if the financial information required for such determination is according to regular practice made public prior to such date, three Business Days after the date such financial information is made public. Upon any change in the Applicable Facility Fee, the Agent shall promptly notify the Borrower and the Banks of the new Applicable Facility Fee.

"Applicable Interest Margin" means, with respect to any A Advance which is a LIBOR Rate Advance and for any period during which such Applicable Interest Margin shall be in effect, the percentage amount set forth in the appropriate column in the table below, relating to the applicable Leverage Ratio. The Agent shall determine the Applicable Interest Margin based upon the most recent quarterly or year-end financial statements delivered to the Agent pursuant to Sections 5.1(a) and (b). Any adjustments to the Applicable Interest Margin shall become effective three Business Days following the date of delivery of such financial statements to the Agent or, if the financial information required for such determination is according to regular practice made public prior to such date, three Business Days after the date such financial information is made public. Upon any change in the Applicable Interest Margin, the Agent shall promptly notify the Borrower and the Banks of the new Applicable Interest Margin.









          Document #0021220                     2


                                     Level I           Level II           Level III           Level IV             Level V

  Leverage Ratio                Less than 40%      Equal to or        Equal to or        Equal to or          Equal to or
                                                   greater than 40%   greater than 45%   greater than 55%     greater than 60%
                                                   but less than      but less than      but less than 60%
                                                   45%                55%

  Applicable Facility                  9.0               10.0               12.5                17.5                 25.0
  Fee:  (in basis points)

  Applicable Interest  Margin:        23.5               25.0               27.5                32.5                 50.0
  (in basis points)


For example, if the Leverage Ratio is less than 40%, the Applicable Facility Fee is 9/100 of one percent.

"Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of a Base Rate Advance, such Bank's Alternate Lending Office in the case of a LIBOR Rate Advance, and, in the case of a B Advance, the office of such Bank notified by such Bank to the Agent as its Applicable Lending Office with respect to such B Advance.

"Assignment" means an assignment and acceptance in substantially the form of Exhibit E executed by an assignor Bank and an assignee Bank in accordance with Section 8.6(d).

"Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

"B Advance" means an advance by a Bank to the Borrower as part of a B Borrowing resulting from the bidding procedure described in Section 2.2.

"B Borrowing" means a borrowing consisting of simultaneous B Advances to the Borrower from each of the Banks whose offer to make one or more B Advances as part of such borrowing has been accepted by the Borrower under the bidding procedure described in Section 2.2.

"B Note" means a promissory note of the Borrower payable to the order of any Bank, in substantially the form of Exhibit A-2, evidencing the indebtedness of the Borrower to such Bank resulting from a B Advance made to the Borrower by such Bank.

"Banks" means the banks listed on the signature pages hereof and each other Person that becomes a Bank in accordance with Section 8.6(e).

"Base Rate" means a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of (a) the Reference Rate or (b) 0.500% per annum above the Federal Funds Rate in effect from time to time.

"Base Rate Advance" means an A Advance which bears interest as provided in
Section 2.4(a)(i).




          Document #0021220                     3

"Belden" means Belden Inc., a Delaware corporation, or Belden Wire & Cable Company following any merger of Belden Inc. into Belden Wire & Cable Company pursuant to Section 5.4(a).

"Borrower" means Belden Wire & Cable Company, a Delaware corporation, or Belden Inc., a Delaware corporation, following any merger of Belden Wire & Cable Company into Belden Inc. pursuant to Section 5.4(a).

"Borrowing" means an A Borrowing or a B Borrowing.

"Business Day" means a day of the year on which commercial banks are not required or authorized to close in Chicago, Illinois, San Francisco, California, or New York, New York, and, if the applicable Business Day relates to any LIBOR Rate Advances or Alternate Currency Advances, on which dealings in deposits in the Applicable Currency are carried on in the London interbank market.

"Capitalized Lease Obligations" means any and all lease obligations which, in accordance with generally accepted accounting principles, have been or should be capitalized on the books of the lessee.

"Change in Control" means, with respect to any Person, the direct or indirect acquisition by any other person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange
Act), of (a) beneficial ownership of issued and outstanding shares of voting stock of such Person, the result of which acquisition is that such other person or such group possesses in excess of 50 percent of the combined voting power of all then-issued and outstanding voting stock of such Person, or (b) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors of such Person.

"Commitment" means with respect to any Bank and at any time of its determination, the amount set forth opposite such Bank's name on the signature pages hereof, as such amount may be terminated, reduced, or increased pursuant to Section 2.1(a)(ii), Section 2.14(b), Section 8.6(e), or Article 6.

"Compliance Certificate" means a compliance certificate in substantially the form of Exhibit C executed by an appropriate officer of the Borrower evidencing the Borrower's compliance with the terms hereof.

"Credit Documents" means this Agreement, the Notes, the Guaranties, and each other agreement, instrument, or document executed by the Borrower or any Guarantor at any time in connection with this Agreement.

"Debt" means, for any Person and at any time of its determination, (a) the indebtedness for borrowed money of such Person, (b) the Capitalized Lease Obligations of such Person, (c) the obligations of such Person for the purchase of property or services which have been deferred for 91 days or more, (d) the obligations of such Person to assure the payment of such indebtedness, Capitalized Lease Obligations, and deferred purchase prices of others, whether by guarantee or agreement to purchase, provide funds for payment, supply funds, or otherwise invest in the other debtor, and (e) the unpaid amount of any accounts or notes receivable sold by such Person (other than receivables sold to a consolidated subsidiary of such Person) and, without duplication, any repurchase obligations, guarantees, or other

          Document #0021220                     4
liabilities of such Person in connection with such sale; in each case of
(a) through (e) above whether direct or indirect, contingent or otherwise; provided, however, that Debt shall not include accounts payable (other than for borrowed money or for such deferred purchase price) and accrued expenses incurred in the ordinary course of business if the same are not overdue in a material amount or, if overdue, are being contested in good faith and by appropriate proceedings, and Debt shall not include contingent obligations for the payment of deferred purchase prices unless required to be disclosed on the balance sheet of such Person in accordance with generally accepted accounting principles.

"Default" means an Event of Default or an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

"Dollars or $" means lawful money of the United States of America.

"Dollar Equivalent" means (a) in relation to any amount denominated in Dollars, the amount thereof and (b) in relation to an amount denominated in any Alternate Currency, the amount of such Dollars required to purchase the relevant stated amount of Alternate Currency at the Exchange Rate on the date of determination. For the purposes of this Agreement, unless otherwise expressly stated herein, the Dollar Equivalent principal amount of any Alternate Currency A Advance shall be determined on the date on which the borrowing notice is received with respect thereto and, in the case of any Alternate Currency B Advance, the date on which the relevant offer from the participating Banks is accepted by the Borrower under Section 2.2(b)(iii).

"Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto (or with respect to any assignee becoming a Bank hereunder in accordance with Section 8.6(e), as set forth in the applicable Assignment) or such other office of such Bank as such Bank may from time to time specify to the Borrower and the Agent.

"Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, and other governmental restrictions relating to the environment or to emissions, discharges, or releases of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial, toxic, or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, petroleum or petroleum products, chemicals, or industrial, toxic, or hazardous substances or wastes or the clean-up or other remediation thereof.

"ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time, including any rules or regulations promulgated thereunder.

"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Events of Default" has the meaning specified in Article 6.



          Document #0021220                     5

"Exchange Rate" means, in relation to the exchange of Dollars with an Alternate Currency, the rate of exchange provided by the Federal Reserve Bank of New York in its 12 Noon Midpoint - New York Interbank Market - Consensus Rates on the date of determination for the spot purchase in the foreign exchange market of the applicable amount of Dollars with such Alternate Currency.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

"Fixed Rate Advance" means a LIBOR Rate Advance or a B Advance.

"Guaranties" means the Guaranty in the form of Exhibit D dated as of November 18, 1996, made by Belden in favor of the Agent for the ratable benefit of the Banks, any guaranties executed by Subsidiaries of the Borrower pursuant to Section 5.5, and any other guaranty of the Advances or any other obligations of the Borrower to the Banks or the Agent now or hereafter executed.

"Guarantors" means Belden, any Subsidiaries of the Borrower which execute a Guaranty pursuant to Section 5.5, and any other Affiliate of the Borrower now or hereafter obligated to the Agent or the Banks under a Guaranty.

"Interest Period" means, with respect to each LIBOR Rate Advance comprising part of the same A Borrowing or with respect to each B Advance bearing interest based upon the LIBOR plus a margin as part of any B Borrowing, the period commencing on the date of such Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three, or six months, in each case as the Borrower may select in the applicable Request For A Borrowing or Request for B Borrowing; provided, however, that:

     (a) Interest Periods for Advances comprising part of the same Borrowing shall be of the same duration;

     (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

     (c) any Interest Period which begins on the last Business Day of the calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and



          Document #0021220                     6

     (d) the Borrower may not select an Interest Period for any Advance if the last day of such Interest Period would be later than the Termination Date.

"Leverage Ratio" means, with respect to Belden, the ratio of Belden's consolidated Debt to Total Capitalization.

"LIBOR" means: (a) with respect to any A Borrowing, an interest rate per annum equal to the rate per annum at which deposits in the Applicable Currency are offered by the principal office of the Agent in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the amount of the LIBOR Rate Advance of the Agent comprising part of such A Borrowing to be outstanding during the applicable Interest Period for such A Borrowing; and (b) with respect to any B Borrowing, an interest rate per annum equal to the rate per annum at which deposits in an amount substantially equal to the smallest B Advance to be made as part of such B Borrowing in the Applicable Currency for such B Borrowing and for periods substantially equal to the period of such B Borrowing are offered by the principal office of the Agent in London, England, to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the date of such B Borrowing.

"LIBOR Rate Advance" means an A Advance which bears interest as provided in
Section 2.4(a)(ii).

"LIBOR Reserve Percentage" means, with respect to any Bank for the Interest Period for any LIBOR Rate Advance, the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental, or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

"Majority Banks" means, at any time, Banks having at least 66-2/3% of the Commitments or, if all Commitments have terminated, Banks holding at least 66-2/3% of the then aggregate outstanding principal amount of the Advances held by the Banks.

"Net Worth" means, for any Person and at any time of its determination, the consolidated shareholders' equity of such Person determined in accordance with generally accepted accounting principles.

"Note" means an A Note or a B Note.

"Offer of B Advances" means an Offer of B Advances in the form of Exhibit B-3, fully completed with the required information specified therein and executed by a Bank.

"Operating Earnings" means, for any Person and for any period of its determination, the consolidated income of such Person for such period before extraordinary items, income taxes, interest expense, general corporate expenses, and changes in accounting principles, determined in accordance with generally accepted accounting principles.

          Document #0021220                     7

"PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

"Payment Office" means, with respect to the Agent for payment in Dollars or Alternate Currency, the address for payments in the relevant currency to the Agent set forth on Schedule I or such other address as the Agent may from time to time specify in accordance with Section 8.2.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

"Plan" means any employee benefit or other plan maintained by the Borrower or any of its Subsidiaries for their employees and covered by Title IV of ERISA or to which Section 412 of the Internal Revenue Code of 1986, as amended, applies.

"Reference Rate" means the rate of interest in effect for such day as publicly announced from time to time by Bank of America National Trust and Savings Association in San Francisco, California, as its "reference rate". (The "reference rate" is a rate set by Agent based upon various factors including its cost and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the reference rate announced by Agent shall take effect at the opening of business on the day specified in the public announcement of such change.)

"Regulatory Change" means any change after the date of the Agreement in United States federal or state, or foreign, laws or regulations or the adoption or making after such date of any interpretations, directives, or requests applying to a class of banks including any Bank of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

"Request for Borrowing" means a Request For A Borrowing or a Request For B Borrowing.

"Request for A Borrowing" means a Request For A Borrowing in the form of Exhibit B-1, fully completed with the required information specified therein and executed by the Borrower.

"Request for B Borrowing" means a Request for B Borrowing in the form of Exhibit B-2, fully completed with the required information specified therein and executed by the Borrower.

"Significant Subsidiary" means, with respect to the Borrower and at any time of its determination, any Subsidiary of the Borrower which has contributed five percent or more of the consolidated revenues of the Borrower for the fiscal year of the Borrower most recently ended.

"Subsidiary" means, with respect to any Person and at any time of its determination, any corporation, partnership, or other business entity for which such Person directly or indirectly owns at least a majority of the securities or ownership interests having ordinary voting power for the

          Document #0021220                     8
election of directors or other management of such corporation, partnership, or other business entity (other than securities or ownership interests having such power only by reason of the happening of a contingency).

"Termination Date" means (a) November 18, 2001, or (b) any earlier date of the termination in whole of the Commitments pursuant to Section 2.1(a)(ii) or Article 6.

"Termination Event" means any event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan.

"Total Capitalization" means, for any Person and at any time of its determination, the sum of the consolidated Debt of such Person and the consolidated Net Worth of such Person.

"Type" shall have the meaning set forth in the definition of the term "A Advance" above.

Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

Section 1.3 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and each reference herein to "generally accepted accounting principles" shall mean generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.3.

Section 1.4 Miscellaneous. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified.

                                 ARTICLE 2.

                              CREDIT FACILITY

Section 2.1 The A Advances.

     (a) Commitment.

          (i) Each Bank severally agrees, on the terms and conditions hereinafter set forth, to make A Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate outstanding Dollar Equivalent principal amount not to exceed such Bank's Commitment, provided that following the making of any A Borrowing the aggregate outstanding Dollar Equivalent principal amount of Advances shall not exceed the aggregate amount of the Commitments. Each A Borrowing shall consist of A Advances of the same Type and the same Applicable Currency made to the Borrower on the same day by the Banks ratably in accordance with their respective Commitments. Within the limits set forth in this

          Document #0021220                     9

          Section 2.1, the Borrower may from time to time borrow pursuant to paragraph (b) below, prepay pursuant to paragraph (c) below, and reborrow under this Section 2.1. The indebtedness of the Borrower resulting from the A Advances made from time to time by each Bank shall be conclusively evidenced by the records of such Bank, absent manifest error, and, if requested by such Bank, evidenced by an A Note of the Borrower payable to the order of such Bank.

          (ii) The Borrower shall have the right, upon at least five Business Days' notice to the Agent, to terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks, provided that each partial reduction shall be in the aggregate amount of at least $5,000,000 and be made in increments of $1,000,000, and provided further that the aggregate amount of the Commitments of the Banks shall not be reduced to an amount which is less than the aggregate Dollar Equivalent principal amount of the Advances then outstanding. Any such reduction or termination of the Commitments shall be permanent.

     (b) Method of Advancing.

          (i) The Borrower may request an A Borrowing by delivering to the Agent, not later than 11:00 A.M. (Chicago time), a Request for A Borrowing, in the case of a proposed Borrowing comprised of LIBOR Rate Advances, at least three Business Days prior to the date of the proposed Borrowing, and in the case of a proposed Borrowing comprised of Base Rate Advances, on the Business Day of the proposed Borrowing. The Agent shall give to each Bank prompt notice thereof. Each A Borrowing comprised of Base Rate Advances shall be in Dollars and shall be in an aggregate principal amount of not less than $1,000,000 and be made in $100,000 multiples. Each A Borrowing comprised of LIBOR Rate Advances shall be in an aggregate Dollar Equivalent principal amount of not less than $5,000,000 and be made in 1,000,000 unit multiples of the Applicable Currency. In the case of a proposed A Borrowing comprised of LIBOR Rate Advances, the Agent shall promptly notify each Bank of the applicable interest rate under Section 2.4(a)(ii). At no time shall there be outstanding more than five A Borrowings comprised of LIBOR Rate Advances. Each Bank shall, before 11:00 A.M. (local time at the applicable Payment Office) on the date of such A Borrowing, make available for the account of its Applicable Lending Office to the Agent at its Payment Office, in same day funds, such Bank's ratable portion of such A Borrowing. Upon fulfillment of the applicable conditions set forth herein and, except as specified in paragraph (iv) below, after receipt by the Agent of such funds, the Agent shall make such funds available to the Borrower at the Agent's applicable Payment Office.

          (ii) If the Borrower has requested a proposed A Borrowing consisting of LIBOR Rate Advances and then receives notice of circumstances referred to in Sections 2.9(b), 2.12, or 2.13 the result of which is that any part of such A Borrowing would not consist of LIBOR Rate Advances, the Borrower may, by notice given not later than 11:00 A.M. (Chicago time) at least two Business Days prior to the date such proposed A Borrowing would otherwise

          Document #0021220                    10
          be made, cancel such A Borrowing, in which case such A Borrowing shall be cancelled and no Advances shall be made as a result of such requested A Borrowing, but the Borrower shall indemnify the Banks which are not subject to one of the circumstances referred to above in connection with such cancellation as contemplated by
          Section 2.8.

          (iii) Except as specified in paragraph (ii) above, each Request for A Borrowing shall be irrevocable and binding on the Borrower, and the Borrower shall indemnify the Banks in accordance with
          Section 2.8 for any failure to borrow any requested A Borrowing comprised of LIBOR Rate Advances, including failures caused by the Borrower's failure to fulfill the applicable conditions precedent.

          (iv) Unless the Agent shall have received notice from a Bank prior to the date of any A Borrowing that such Bank shall not make available to the Agent such Bank's ratable portion of such A Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such A Borrowing in accordance with paragraph (a) of this Section 2.1 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (A) in the case of the Borrower, the interest rate applicable at the time to the A Advances comprising such A Borrowing computed on the same basis and (B) in the case of such Bank, the Federal Funds Rate computed on the basis of a year of 360-days for the actual number of days elapsed, with respect to an A Advance to be made in Dollars, or the Agent's cost of funds for the Applicable Currency computed on the same basis as regular interest on loans made hereunder in such Applicable Currency, with respect to an A Advance to be made in an Alternate Currency, provided that if such amount is not repaid by such Bank by the end of the second day after the date of the Agent's demand, the interest rates specified under (B) above shall be increased by an additional 2% per annum on the third day after the date of the Agent's demand and shall remain at such increased rate thereafter. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's A Advance as part of such A Borrowing for purposes of this Agreement. The failure of any Bank to make the A Advance to be made by it as part of any A Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its A Advance on the date of such A Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the A Advance to be made by such other Bank on the date of any A Borrowing.

     (c) Prepayment. The Borrower may prepay any A Borrowing by giving the Agent at least one Business Day's notice, with respect to an A Borrowing comprised of Base Rate Advances, and three Business Days' notice, with respect to an A Borrowing comprised of LIBOR Rate Advances, stating the proposed Business Day and aggregate principal

          Document #0021220                    11
     amount of the prepayment. If such notice is given the Borrower shall prepay the outstanding principal amounts of the A Advances comprising part of such A Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to
     Section 2.8 as a result of such prepayment. Each partial prepayment pursuant to this Section 2.1(c) with respect to an A Borrowing comprised of Base Rate Advances shall be made in $100,000 multiples and in an aggregate principal amount such that after giving effect thereto such A Borrowing shall have a principal amount outstanding of at least $1,000,000. Each partial prepayment pursuant to this Section 2.1(c) with respect to an A Borrowing comprised of LIBOR Rate Advances shall be made in 1,000,000 unit multiples of the Applicable Currency and in an aggregate principal amount such that after giving effect thereto such A Borrowing shall have a Dollar Equivalent principal amount outstanding of at least $5,000,000.

     (d) Repayment. The Borrower shall repay the unpaid principal amount of each Base Rate Advance on the Termination Date. The Borrower shall repay the unpaid principal amount of each LIBOR Rate Advance on the last day of the Interest Period for such LIBOR Rate Advance; provided that if any LIBOR Rate Advance denominated in Dollars is not repaid at the expiration of the Interest Period for such LIBOR Rate Advance, such LIBOR Rate Advance shall automatically convert to a Base Rate Advance.

Section 2.2 The B Advances.

     (a) Generally. Each Bank severally agrees that the Borrower may request B Borrowings under this Section 2.2 from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the Termination Date in the manner set forth below; provided that, following the making of each B Borrowing, the aggregate outstanding Dollar Equivalent principal amount of the Advances shall not exceed the aggregate amount of the Commitments. Within the limits and on the conditions set forth in this Section 2.2, the Borrower may from time to time borrow pursuant to paragraph (b) below, prepay and repay pursuant to paragraphs (c) and (d) below, and reborrow under this Section 2.2. The indebtedness of the Borrower resulting from each B Advance made to the Borrower as part of a B Borrowing shall be conclusively evidenced by the records of each Bank making such B Advances, absent manifest error, and, upon request of such Bank, by a separate B Note of the Borrower payable to the order of such Bank.

     (b) Method of Advancing.

          (i) The Borrower may request a B Borrowing by delivering to the Agent, not later than 9:00 A.M. (Chicago time), a Request for B Borrowing at least four Business Days prior to the date of the proposed B Borrowing, with respect to B Borrowings to be comprised of Alternate Currency B Advances or B Advances with interest rates to be determined based upon the LIBOR, and at least one Business Day prior to the date of the proposed B Borrowing, with respect to B Borrowings to be comprised of Dollar B Advances with interest rates to be based upon an absolute rate. Each proposed B Borrowing shall be in an aggregate Dollar Equivalent principal amount of not less than $2,000,000, be made

          Document #0021220                    12
          in 1,000,000 unit multiples of the Applicable Currency, and otherwise conform to the requirements specified in Exhibit B-2. Any Request for B Borrowing that does not substantially conform to the form of Exhibit B-2 and contain the information required therein may be rejected by the Agent by delivering prompt notice of the rejection to the Borrower. The Agent shall promptly notify the Banks of the Request for B Borrowing and the terms of the proposed B Borrowing. Without the prior approval of the Agent, no B Borrowing may be requested within five Business Days of the delivery of any other Request for B Borrowing and no more than three Requests for B Borrowings may be delivered in any month.

          (ii) Each Bank may, in its sole discretion, irrevocably offer or decline to offer to make one or more B Advances to the Borrower as part of such proposed B Borrowing by providing the Agent with an Offer of B Advances notifying the Agent of such decision before 9:00 A.M. (Chicago time) at least three Business Days prior to the date of the proposed B Borrowing, with respect to B Borrowings to be comprised of Alternate Currency B Advances or B Advances with interest rates to be determined based upon the LIBOR and on the Business Day of the proposed B Borrowing, with respect to B Borrowings to be comprised of Dollar B Advances with interest rates to be based upon an absolute rate. If the Agent, in its capacity as a Bank hereunder, elects to make any offers in response to any Request for B Borrowing, the Agent shall make its offers in accordance with this paragraph except that the Agent shall deliver its Offer of B Advances directly to the Borrower before 8:30 A.M. (Chicago time) on the applicable date. Each offer to make a B Advance must be in a minimum Dollar Equivalent principal amount of $2,000,000, be made in 1,000,000 unit multiples of the Applicable Currency, and otherwise conform to the requirements specified in Exhibit B-3. Any Offer of B Advances that does not substantially conform to the form of Exhibit B-3 and contain the information required therein may be rejected by the Agent by delivering prompt notice of the rejection to the Bank which has submitted the rejected Offer of B Advances. The Agent shall promptly notify the Borrower of all Offers of B Advances. Any Bank which has not responded to the Agent prior to the time specified above shall be deemed to have elected to decline to make such an offer. Any Offer of B Advances submitted pursuant to this paragraph shall be irrevocable.

          (iii) The Borrower shall, in turn, before 10:00 A.M. (Chicago time) at least three Business Days prior to the date of the proposed B Borrowing, with respect to B Borrowings to be comprised of Alternate Currency B Advances or B Advances with interest rates to be determined based upon the LIBOR, and on the Business Day of the proposed B Borrowing, with respect to B Borrowings to be comprised of Dollar B Advances with interest rates to be based upon an absolute rate, either (A) cancel such B Borrowing by giving the Agent notice to that effect, or (B) accept one or more of the offers made by any Bank or Banks by giving the Agent an Acceptance of B Advances stating the amount of B Advances offered by the Banks which the Borrower has accepted and of the rejection of the remaining offers made by the Banks. If the Borrower does not timely respond, the Borrower shall be deemed to have rejected all of the offers. If the Borrower elects to accept any offers, the resulting B Borrowing

          Document #0021220                    13
          must be in an aggregate Dollar Equivalent principal amount of not less than $2,000,000, be made in 1,000,000 unit multiples of the Applicable Currency, and cannot exceed the principal amount specified in the relevant Request for B Borrowing. The Borrower must accept offers made by the Banks on the basis of the lowest interest rate offers first. Subject to the provisions of the next sentence, all offers of individual B Advances must be accepted in at least the minimum amount specified in the applicable Offer of B Advances or rejected in whole. If multiple offers are made at the same interest rate, all offers accepted by the Borrower at such interest rate must be allocated by the Borrower among the Banks having made offers at such interest rate ratably based upon the maximum amounts of such offers made by the Banks, provided that if the effect of the ratable allocation would cause the amount allocated to any Bank to be less than a Dollar Equivalent principal amount of $500,000, then the Borrower shall reject the smallest offers made at such interest rate first such that the ratable allocation to the remaining offers at such interest rate results in all remaining offers which are accepted having minimum Dollar Equivalent principal amounts greater than $500,000, but in the event that offers at the same interest rate are in equal principal amounts, the Borrower may in its discretion select which such equal principal offers to reject first to ensure that all remaining offers which are accepted have minimum Dollar Equivalent principal amounts greater than $500,000. Notwithstanding the foregoing, the Borrower may in its discretion adjust the ratable allocation to any Bank by an amount up to 50,000 units of the Applicable Currency. Any Acceptance of B Advances that does not substantially conform to the form of Exhibit B-4 and otherwise contain the information required therein may be rejected by the Agent by delivering prompt notice of the rejection to the Borrower. Each Acceptance of B Advances shall be irrevocable and binding on the Borrower, and the Borrower shall indemnify the Banks in accordance with Section 2.8 for any failure to borrow any accepted B Advances, including failures caused by the Borrower's failure to fulfill the applicable conditions precedent.

          (iv) The Agent shall in turn promptly notify the Banks of the cancellation of the B Borrowing or of the date and aggregate amount of such B Borrowing, including the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period. The Agent shall promptly notify each Bank that is to make a B Advance as part of such B Borrowing of the amount of each B Advance to be made by such Bank as part of such B Borrowing and, if the interest rate basis for such B Borrowing is an absolute rate, the applicable interest rate for each such B Advance. If the interest rate basis for the B Borrowing is the LIBOR plus a margin, the Agent shall provide each Bank that is to make a B Advance as part of such B Borrowing with the appropriate LIBOR and the applicable interest rate for each such B Advance promptly after determining the same. Each Bank that is to make a B Advance as part of such B Borrowing shall, before 11:00 A.M. (local time at the applicable Payment Office) on the date of such B Borrowing specified in the notice received from the Agent, make available to the Agent at the Agent's Payment Office such Bank's portion of such B Borrowing, in immediately available funds. Upon fulfillment of the applicable conditions set forth herein and,

          Document #0021220                    14
          except as specified in paragraph (v) below, after receipt by the Agent of such funds, the Agent shall make such funds available to the Borrower at the Agent's applicable Payment Office.

          (v) Unless the Agent shall have received notice from a Bank prior to the date of any B Borrowing that such Bank shall not make available to the Agent such Bank's portion of such B Borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such B Borrowing in accordance with paragraph (a) of this Section 2.2 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the

          Document #0021220                    15
          extent that such Bank shall not have so made such ratable portion available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the B Advances comprising such B Borrowing computed on the same basis and (ii) in the case of such Bank, the Federal Funds Rate computed on the basis of a year of 360 days for the actual number of days elapsed, with respect to an B Advance to be made in Dollars, or the Agent's cost of funds for the Applicable Currency computed on the same basis as regular interest on loans made hereunder in such Applicable Currency, with respect to an B Advance to be made in an Alternate Currency, provided that if such amount is not repaid by such Bank by the end of the second day after the date of the Agent's demand, the interest rates specified under (ii) above shall be increased by an additional 2% per annum on the third day after the date of the Agent's demand and shall remain at such increased rate thereafter. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's B Advance as part of such B Borrowing for purposes of this Agreement. The failure of any Bank to make the B Advance to be made by it as part of any B Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its B Advance on the date of such B Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the B Advance to be made by such other Bank on the date of any B Borrowing.

     (c) Prepayment. The Borrower may prepay any B Borrowing by giving the Agent three Business Days' notice stating the proposed Business Day and aggregate principal amount of the prepayment. If such notice is given the Borrower shall prepay the outstanding principal amounts of the B Advances comprising part of such B Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.8 as a result of such prepayment. Each partial prepayment pursuant to this Section 2.2(c) with respect to any B Borrowing shall be made in 1,000,000 unit multiples of the Applicable Currency and in an aggregate principal amount such that after giving effect thereto such B Borrowing shall have a Dollar Equivalent principal amount outstanding of at least $2,000,000.

     (d) Repayment. The Borrower shall repay to the Agent for the account of each Bank which has made a B Advance to the Borrower on the maturity date of each B Advance (such maturity date being that specified by the Borrower for repayment of such B Advance in the related Acceptance of B Advances delivered pursuant to paragraph
     (b)(iii) above) the then unpaid principal amount of such B Advance.

Section 2.3 Fees.

     (a) Facility Fee. The Borrower agrees to pay each Bank the Applicable Facility Fee on such Bank's Commitment from time to time from the date hereof until the Termination Date at a rate per annum equal to the Applicable Facility Fee in effect from time to time, payable in arrears on the last day of each calendar quarter during the term of

          Document #0021220                    16
     such Bank's Commitment, and on the Termination Date. All computations of the fees shall be made by the Agent on the basis of a 365/366-day year for the actual number of days elapsed.

     (b) Agent's Fee. The Borrower agrees to pay to the Agent, for its sole account, the fees set forth in the Agent's Fee Letter. The Borrower's obligations under the Agent's Fee Letter are independent of the satisfaction of the conditions to effectiveness set forth in Section
     3.1 of this Agreement.

Section 2.4 Interest.

     (a) A Advances. The Borrower shall pay each Bank interest on the unpaid principal amount of each A Advance made by such Bank from the date of such A Advance until such principal amount shall be paid in full, at the following rates per annum:

          (i) Base Rate Advances. If such A Advance is a Base Rate Advance, at a rate per annum equal at all times to the Base Rate in effect from time to time for such A Advance, payable on the last day of each calendar quarter while such A Advance is outstanding and on the Termination Date. All computations of interest on Base Rate Advances shall be made by the Agent on the basis of a 365/366-day year for the actual number of days elapsed; and

          (ii) LIBOR Rate Advances. If such A Advance is a LIBOR Rate Advance, at a rate per annum equal at all times during the Interest Period for such A Advance to the sum of the LIBOR for such Interest Period plus the Applicable Interest Margin in effect from time to time for such A Advance , payable on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day which occurs during such Interest Period every three months from the first day of such Interest Period. All computations of interest on LIBOR Rate Advances shall be made by the Agent on the basis of a 360-day year or, in the case of an Alternate Currency Advance, on the basis which is customary for the computation of interest in the Applicable Currency in the London interbank market, in each case for the actual number of days elapsed.

     (b) Additional Interest on LIBOR Rate Advances. The Borrower shall pay to each Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each LIBOR Rate Advance of such Bank, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the difference obtained by subtracting (i) the LIBOR for the Interest Period for such Advance from (ii) the rate obtained by dividing such LIBOR by a percentage equal to lOO% minus the LIBOR Reserve Percentage of such Bank for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest shall be determined by such Bank and notified to the Borrower through the Agent. A certificate in reasonable detail as to the amount of such additional interest submitted to the Borrower and the Agent by such Bank shall be conclusive evidence thereof, absent manifest error.


          Document #0021220                    17

     (c) B Advances. The Borrower shall pay interest on the unpaid principal amount of each B Advance from the date of such B Advance to the date the principal amount of such B Advance shall be paid in full, at the rate of interest for such B Advance specified by the Bank making such B Advance in its Offer of B Advances with respect thereto delivered pursuant to Section 2.2(b)(ii) above, payable on the interest payment date or dates specified by the Borrower for such B Advance in the related Acceptance of B Advances delivered pursuant to
     Section 2.2(b)(iii) above. All computations of interest on B Advances shall be made by the Agent on the basis specified in the relevant Acceptance of B Advances delivered pursuant to Section 2.2(b)(iii) above, or in the absence of such specification on the basis of a 360-day year or, in the case of an Alternate Currency Advance, on the basis which is customary for the computation of interest in the Applicable Currency in the London interbank market, but in any case for the actual number of days elapsed.

Section 2.5 Payments, Etc.

     (a) The Borrower shall make each payment under the Credit Documents to be made by it not later than 12:00 P.M. (local time at the place of payment) on the day when due in the Applicable Currency to the Agent at the Agent's applicable Payment Office in immediately available funds. The Applicable Currency for principal and interest payments shall be the currency in which the related Advance was made. The Applicable Currency for all other payments hereunder shall be Dollars. The Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable pursuant to Section 2.2, 2.4(b), 2.8, 2.9, 2.10, 2.11, or 2.14(b)) to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. In no event shall any Bank be entitled to share any fees paid to the Agent pursuant to
     Section 2.3(b) or any other fee paid to the Agent, as such.

     (b) Whenever any payment under the Credit Documents shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fee, as the case may be.

     (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due by the Borrower to any Bank hereunder that the Borrower shall not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate computed on the basis of a year of 360 days for the actual number of days elapsed, with respect to an amount due in Dollars, or the Agent's cost of funds computed on the same basis as regular interest on loans

          Document #0021220                    18
     made hereunder in such Applicable Currency, with respect to an amount due in an Alternate Currency, and if such amount is not repaid by the end of the second day after the date of the Agent's demand, the interest rates specified shall be increased by an additional 2% per annum on the third day after the date of the Agent's demand and shall remain at such increased rate thereafter.

     (d) Whenever any reference is made to any Bank's "ratable share" or "ratable portion" (or any similar reference) of any amount hereunder, such share or portion shall be calculated to at least eight decimal places, rounding up or down, as appropriate.

     (e) Except as provided in Sections 2.1(b)(iv), 2.2(b)(v), and 2.5(c), any amount payable under the Credit Documents (including principal, interest, fees, and other amounts) which is not paid when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest, to the extent permitted by law, from the date on which such amount became due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to the greater of (i) the sum of the Base Rate in effect from time to time plus 2% per annum computed on the basis of a year of 365/366 days for the actual number of days elapsed, with respect to amounts due in Dollars, or (ii) the applicable Bank's cost of funds for the Applicable Currency plus 2% per annum computed on the same basis as regular interest on loans made hereunder in such Applicable Currency, with respect to principal and interest due on B Advances due in an Alternate Currency, and the Agent's cost of funds for the Applicable Currency plus 2% per annum computed on the same basis as regular interest on loans made hereunder in such Applicable Currency, with respect to all other amounts due in an Alternate Currency .

     (f) If any sum due from the Borrower under this Agreement or any order or judgment given in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against the Borrower with any governmental authority or in any court or tribunal or (ii) enforcing any order or judgment given in relation hereto, the Borrower shall indemnify each of the Persons to whom such sum is due against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used when restating the amount in question from the first currency into the second currency and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim, or proof. The foregoing indemnity shall constitute a separate obligation of the Borrower distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

Section 2.6 Payments Pro Rata. Except as provided in Sections 2.2, 2.4(b), 2.8, 2.9, 2.10, 2.11, and 2.14(b), each of the Banks agrees that if it should receive any payment (whether by voluntary payment, by realization upon security (if any), by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) in respect of any obligation

          Document #0021220                    19
ofthe Borrower to pay principal, interest, fees, or any other obligation incurred under the Credit Documents in a proportion greater than the total amount of principal, interest, fees, or any other obligation incurred, as the case may be, then owed and due to such Bank bears to the total amount of principal, interest, fees, or any such other obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse from the other Banks an interest in the obligations of the Borrower to such Banks in such amount as shall result in a proportional participation by all of the Banks in the aggregate unpaid amount of principal, interest, fees, or any such other obligation, as the case may be, owed to all of the Banks; provided that if all or any portion of such excess payment is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 2.7 Taxes. If any taxes, other than (i) taxes imposed on the overall net income of any Bank or the Agent or of the Applicable Lending Office of any Bank or the Agent (the "Net Income Taxes"), or (ii) taxes which are Increased Costs (which are covered by Section 2.9), are at any time imposed on any payments required by the Borrower under or in respect of this Agreement or any related instrument or agreement, the Borrower shall pay all such taxes. It is agreed that if the Borrower shall be required by law to deduct any such taxes from or in respect of any sum payable by it hereunder to any Bank or the Agent, (x) the sum payable shall be increased as may be necessary so that, after making all required deductions, such Bank or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions, and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

Section 2.8 Breakage Costs. The Borrower shall pay to any Bank, upon the request of such Bank, such amount or amounts as shall be sufficient to compensate such Bank for any loss, cost, or expense incurred by such Bank as a result of (a) any payment or prepayment of a Fixed Rate Advance on a date other than the scheduled payment date for such Fixed Rate Advance; or
(b) any failure by the Borrower to borrow any Fixed Rate Advance on the date for such borrowing specified in the relevant Request for Borrowing hereunder, including failures caused by the Borrower's failure to fulfill the applicable conditions precedent for such borrowing; such compensation to include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid, or not borrowed for the period from the date of such payment, prepayment, or failure to borrow to the scheduled payment date for such Fixed Rate Advance (the "Calculated Accrued Interest") at the applicable rate of interest for such Fixed Rate Advance provided for herein over (ii) the Calculated Accrued Interest at the LIBOR as of the date of such payment, prepayment, or failure to borrow for deposits of comparable amounts, maturities, and Applicable Currencies. Any Bank claiming amounts under this
Section 2.8 shall submit calculations of the amounts due to the Borrower and the Agent in certificates in reasonable detail, and such calculations if reasonable and made in good faith shall be conclusive evidence thereof, absent manifest error.

Section 2.9 Increased Costs.

     (a) The Borrower shall pay any Bank from time to time such amounts as such Bank determines to be necessary to compensate such Bank for any

          Document #0021220                    20
     increases in costs incurred by such Bank attributable to such Bank making or maintaining of any Fixed Rate Advances, or any reduction in any amount receivable by such Bank under this Agreement in respect of any of such Fixed Rate Advances (such increases in costs and reductions in amounts receivable being herein called "Additional Costs") resulting from any Regulatory Change which: (i) changes the basis of taxation of, or imposes any new taxes or withholdings on, any amounts payable to such Bank under this Agreement in respect of any of such Fixed Rate Advances (other than Net Income Taxes); or (ii) imposes or modifies any reserve, special deposit, deposit insurance assessment, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any such Fixed Rate Advances or any deposits referred to in the definition of "LIBOR," but excluding any amounts covered by Section 2.4(b)); or (iii) imposes any other condition affecting this Agreement or any such extensions of credit or liabilities. With respect to taxes and withholdings covered in (i) above, it is agreed that if the Borrower shall be required by law to deduct any such taxes from or in respect of any sum payable by it hereunder to any Bank or the Agent, (x) the sum payable shall be increased as may be necessary so that, after making all required deductions, such Bank or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions, and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. Any Bank claiming amounts under this Section 2.9(a) shall submit calculations of the amounts due to the Borrower and the Agent in certificates in reasonable detail, and such calculations, if reasonable and made in good faith, shall be conclusive evidence thereof, absent manifest error. Such Bank may not claim compensation under this Section 2.9(a) for any period of time before 90 days prior to the delivery of any such certificate.

     (b) Without limiting the effect of Section 2.9(a) hereof, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on any LIBOR Rate Advances is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes any LIBOR Rate Advances or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Borrower, the obligation of such Bank to make LIBOR Rate Advances hereunder shall be suspended until the date such Regulatory Change ceases to be in effect, and all A Advances required to be made by such Bank hereunder shall be made as Base Rate Advances.

Section 2.10 Capital Adequacy. If any Bank determines that the effect of the imposition of or modification in any capital adequacy or similar requirement (including a requirement which affects the Bank's allocation of capital resources to its obligations) is to (a) directly or indirectly to increase the cost to such Bank of making or maintaining amounts available under this Agreement, (b) reduce the amount of any payment of principal or interest receivable by such Bank, under this Agreement, or (c) reduce the Bank's return under this Agreement or on all or any of its capital, and such effect is due solely to its obligations hereunder and/or their performance or such Bank is, in its sole opinion, unable to obtain the

          Document #0021220                    21
rateof return on all or any of its capital that it would have been able to achieve but for its obligations hereunder and/or their performance, then the Borrower shall pay to such Bank such additional amounts as such Bank may determine to be required to compensate such Bank on an after-tax basis for such additional cost or reduction of amounts receivable. Any Bank claiming amounts under Section 2.10 shall submit calculations of the amounts due to the Borrower and the Agent in certificates in reasonable detail, and such calculations, if reasonable and made in good faith, shall be conclusive evidence thereof, absent manifest error. Such Bank may not claim compensation under this Section 2.10 for any period of time before 90 days prior to the delivery of any such certificate.

Section 2.11 Certain Tax Regulations. Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Agent on the date of this Agreement or upon the effectiveness of any Assignment under Section 8.6(e)
(a) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Bank is entitled to receive payments under the Credit Documents payable to it, without deduction or withholding of any United States federal income taxes; (b) if applicable, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United State backup withholding tax; and (c) any other governmental forms or other documents which are necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which have been reasonably requested by the Borrower. Each Bank which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Agent certifying, in the case of a Form 1001 or 4224, that such Bank is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payment made to a Bank failing to timely provide the requisite Internal Revenue Service forms, with no penalty for increased costs to Borrower.

Section 2.12 Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Rate Advances hereunder, such Bank's obligation to make LIBOR Rate Advances shall be suspended until such time as such Bank may again make and maintain LIBOR Rate Advances and the Borrower shall, upon the request of such Bank, prepay any such LIBOR Rate Advances then outstanding hereunder together with accrued interest thereon. So long as such condition remains in

          Document #0021220                    22
effect, such Bank shall be under no obligation to make LIBOR Rate Advances hereunder, and all A Advances required to be made by such Bank hereunder shall be made as Base Rate Advances.

Section 2.13 Market Failure. Anything herein to the contrary notwithstanding, if the Agent determines that: (a) quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR" are not being provided in the relevant currencies, amounts, or maturities for purposes of determining the rate of interest referred to in the definition of "LIBOR" or (b) the relevant rates of interest referred to in the definition of "LIBOR" which are used as the basis to determine the rate of interest for LIBOR Rate Advances are not likely to adequately cover the cost to the Banks of making or maintaining such LIBOR Rate Advances; then the Agent shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Banks shall be under no obligation to make LIBOR Rate Advances, and all A Advances required to be made by any Bank hereunder shall be made as Base Rate Advances.

Section 2.14 Removal of Certain Banks. In the event that any Bank makes a demand for payment under Section 2.4(b), 2.8, 2.9(a), or 2.10 or any Bank has suspended its funding of LIBOR Rate Advances pursuant to Section 2.9(b), then with respect to such Bank, the Borrower may within 90 days of such demand or the beginning of such suspension, if no Default then exists, either:

     (a) replace such Bank with another commercial bank selected by the Borrower and approved by the Agent, which approval may not be unreasonably withheld, and such Bank being replaced agrees to execute an appropriate Assignment specifying the full transfer of all of such Bank's rights and obligations hereunder, return all of its Notes, and otherwise take such actions as necessary to comply with the provisions of 8.6(d) such that the effect of the transfer under Section 8.6(e) is to make the replacement bank a Bank hereunder with the same rights and obligations as the Bank being replaced, provided that in connection with such transfer all obligations of the Bank being replaced to lend hereunder shall be terminated and the obligations of the Borrower to pay principal, interest, and all other obligations owed to such Bank hereunder shall be purchased by the replacement bank in full without recourse at par and the Borrower will pay the Bank being replaced any breakage costs pursuant to Section 2.8 as if such purchase were a prepayment; or

     (b) terminate such Bank as a Bank hereunder provided that (i) all obligations of such Bank to lend hereunder shall be terminated and the obligations of the Borrower to pay principal, interest, and all other obligations owed to such Bank hereunder shall be paid in full and (ii) such other actions shall be taken by the Borrower and such Bank as may be appropriate to effect the termination of such Bank as a Bank hereunder.

                                 ARTICLE 3.

                                 CONDITIONS

Section 3.1 Conditions to First Advances.

     (a) The obligations of the Banks to make the first Advances under this Agreement are subject to the condition precedent that the Agent shall

          Document #0021220                    23
     have received on or before the date hereof, in form and substance satisfactory to the Agent and (except for the Notes and the Agent's Fee Letter) in sufficient copies for each Bank:

          (i) This Agreement, the Agent's Fee Letter, the A Notes and B Notes , and the Guaranty made by Belden in favor of the Agent;

          (ii) A favorable opinion of Mr. Kevin Bloomfield, General Counsel for the Borrower;

          (iii) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the existence of the Borrower, a certificate of good standing for the Borrower, the certificate of incorporation of the Borrower, the bylaws of the Borrower, the resolutions of the Board of Directors of the Borrower authorizing this Agreement and related transactions, and the incumbency and signatures of the officers of the Borrower authorized to execute this Agreement and related documents;

          (iv) A certificate of the Secretary or an Assistant Secretary of Belden certifying the existence of Belden, a certificate of good standing for Belden, the certificate of incorporation of Belden, the bylaws of Belden, the resolutions of the Board of Directors of Belden authorizing the Guaranty of Belden and related transactions, and the incumbency and signatures of the officers of Belden authorized to execute the Guaranty of Belden and related documents; and

          (v) Such other approvals, opinions, or documents which any Bank through the Agent may reasonably request.

     (b) The obligations of the Banks to make the first Advances under this Agreement are subject to the further condition precedent that the following shall be true on the date of such first Advances:

          (i) There shall have been no material adverse change in the financial condition or operations of the Borrower since December 31, 1995; and

          (ii) The Borrower shall have made arrangements satisfactory to the Agent that on or before November 18, 1996, in connection with the making of the first Advances hereunder, the Borrower shall repay any outstanding indebtedness under the Credit Agreement dated as of August 5, 1994, with certain financial institutions and in connection with such repayment shall terminate its credit facilities under such Credit Agreement.

Section 3.2 A Borrowings. The obligation of each Bank to make an A Advance on the occasion of any A Borrowing (including the initial A Borrowing) shall be subject to the further conditions precedent that on the date of such A Borrowing the following statements shall be true (and each of the giving of the applicable Request for A Borrowing and the acceptance by the Borrower of the proceeds of such A Borrowing shall constitute a representation and warranty by the Borrower that on the date of such A Borrowing such statements are true):

     (a) the representations and warranties contained in Article 4 are correct on and as of the date of such A Borrowing, before and after

          Document #0021220                    24
     giving effect to such A Borrowing, and to the application of the proceeds therefrom, as though made on and as of such date,

     (b) no event has occurred and is continuing, or would result from such A Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default, and

     (c) following the making of such A Borrowing and all other Borrowings to be made on the same day to the Borrower under this Agreement, the aggregate outstanding Dollar Equivalent principal amount of Advances shall not exceed the aggregate amount of the Commitments.

Section 3.3 B Borrowings. The obligation of each Bank to make any B Advance as part of any B Borrowing is subject to the further conditions precedent that (a) at or before the time required by paragraph (iii) of Section 2.2(b), the Agent shall have received the written confirmatory notice of such B Borrowing contemplated by such paragraph; and (b) on the date of such B Borrowing the following statements shall be true (and each of the giving of the applicable Request for B Borrowing and the acceptance by the Borrower of the proceeds of such B Borrowing shall constitute a representation and warranty by the Borrower that on the date of such B Borrowing such statements are true):

          (i) the representations and warranties contained in Article 4 are correct on and as of the date of such B Borrowing, before and after giving effect to such B Borrowing, and to the application of the proceeds therefrom, as though made on and as of such date,

          (ii) no event has occurred and is continuing, or would result from such B Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default, and

          (iii) following the making of such B Borrowing and all other Borrowings to be made on the same day to the Borrower under this Agreement, the aggregate outstanding Dollar Equivalent principal amount of Advances shall not exceed the aggregate amount of the Commitments.

                                 ARTICLE 4.

                       REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants as follows:

Section 4.1 Corporate Existence and Power. The Borrower is a corporation duly incorporated and validly existing under the laws of the State of Delaware, is in good standing therein, is duly qualified to transact business in all places where, in the opinion of the Borrower, such qualification is necessary and material, and has corporate power to make this Agreement and to borrow and perform its obligations hereunder. Each Significant Subsidiary is in good standing in its respective jurisdiction of incorporation and is duly qualified to transact business in all places where, in the opinion of the Borrower, such qualification is necessary and material.

Section 4.2 Corporate Authority. The making and performance by the Borrower of this Agreement (a) have been duly authorized by all necessary corporate

          Document #0021220                    25
action; (b) shall not violate any provision of law or of its Certificate of Incorporation or its bylaws; and (c) as of the date of this Agreement, do not result in the breach of, or constitute a default under, or require any consent under, any agreement presently in effect providing for or relating to extensions of credit (including credit agreements, indentures, guaranties, and other instruments), other than for goods and services purchased in the ordinary course of business (which are not material in amount), to which the Borrower or any of its Significant Subsidiaries or any of their property may be bound or affected, except as previously disclosed to the Agent and the Banks in writing

Section 4.3 Financial Condition. The financial statements of Belden Inc., a Delaware corporation, with the opinion thereon of Ernst & Young, dated as of December 31, 1995, heretofore furnished to the Agent and the Banks, present fairly, in all material respects, the consolidated financial condition of Belden Inc. as of the date of such financial statements, and the consolidated results of operations and cash flows for fiscal year 1995, in conformity with generally accepted accounting principles. The financial statements of Belden Inc. dated as of June 30, 1996, heretofore furnished to the Agent and the Banks, present fairly, in all material respects, the consolidated financial condition of Belden Inc. as of the date of such financial statements, and the consolidated results of operations and cash flows for the first fiscal half of 1996, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated. To the best of the Borrower's knowledge and belief, neither the Borrower nor any of its Subsidiaries had on December 31, 1995, any contingent liabilities, liabilities for taxes, or unusual forward or long-term commitments which are substantial in amount in relation to the consolidated financial condition of the Borrower, except as referred to or reflected or provided for in said consolidated financial statements as at that date.

Section 4.4 Litigation. There are no suits or proceedings pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Significant Subsidiaries which would, in the opinion of the Borrower, if determined adversely to the Borrower or such Significant Subsidiary, result in the occurrence of an Event of Default.

Section 4.5 Liens. The properties and assets of the Borrower and its Significant Subsidiaries are not subject to any lien or encumbrance, other than those permitted by Section 5.3.

Section 4.6 Use of Advances. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Advance hereunder shall be used to purchase or carry any margin stock.

Section 4.7 Taxes. The Borrower and each of its Significant Subsidiaries have filed all tax returns which were required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or provided adequate reserves for payment thereof.

Section 4.8 Subsidiaries. Schedule II contains a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Borrower. Except as disclosed in Schedule II, as of the date of this Agreement, the Borrower and its Subsidiaries own, free and clear of all liens, charges,

          Document #0021220                    26
encumbrances, and rights of others whatsoever, all the shares of the Subsidiaries indicated in Schedule II as owned by the Borrower or such Subsidiary, as the case may be, and all such shares are validly issued and fully paid.

Section 4.9 Credit Agreement. Schedule III contains a complete and correct list of all material credit agreements, indentures, purchase agreements, guaranties, and other instruments in effect as of the date of this Agreement providing for or relating to extensions of credit for a term of more than one year in respect of which the Borrower or any of its Subsidiaries is or may become directly or contingently obligated, and the maximum principal or face amounts of the indebtedness in question, outstanding or to be outstanding, are correctly stated in Schedule III.

Section 4.10 Titles, Etc. The Borrower and each of its Significant Subsidiaries have good title to their respective properties and assets, free and clear of all mortgages, liens, and encumbrances, except such as are permitted by Section 5.3 and except covenants, restrictions, rights, easements, and minor irregularities in title which do not interfere with the occupation, use, and enjoyment by the Borrower or such Significant Subsidiaries of such properties and assets in the normal course of business as presently conducted or materially impair the value thereof for such business.

Section 4.11 ERISA. The Borrower and each Significant Subsidiary have met their minimum funding requirements under ERISA with respect to all of their respective Plans and have not incurred any material liabilities to PBGC under ERISA in connection with any such Plan.

Section 4.12 Validity, Etc. All acts necessary to make the Advances, when made hereunder, the valid and binding obligations of the Borrower, and to constitute this Agreement the valid and binding agreement of the Borrower in accordance with its terms, have been done; this Agreement is a valid and binding agreement of the Borrower enforceable in accordance with its terms; and the Advances, when made hereunder, shall constitute valid and binding obligations of the Borrower, enforceable in accordance with their terms.

Section 4.13 Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations, and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit, or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that the effect of Environmental Laws is unlikely to result in the occurrence of an Event of Default.

          Document #0021220                    27



                                 ARTICLE 5.

                                 COVENANTS

So long as any amount of principal, interest, or fees under the Credit Documents shall remain unpaid or any Bank shall have any Commitment hereunder, unless the Majority Banks shall otherwise consent in writing:

Section 5.1 Financial Statements. The Borrower shall deliver to the Bank:

     (a) As soon as available and in any event within 60 days after the end of each of the first three fiscal quarters in each fiscal year, consolidated statements of results of operations of Belden for the period from the beginning of such fiscal year to the end of such fiscal quarter, the related consolidated balance sheet of Belden as at the end of such fiscal quarter, and the related consolidated statements of cash flows, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and accompanied by (i) a certificate signed by an authorized financial officer of the Borrower stating that said financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any Default by the Borrower in the observance of any of the provisions in this Agreement; and (ii) a certificate signed by an authorized financial officer of the Borrower in form and substance satisfactory to the Agent, demonstrating compliance with the covenants contained below in this
     Section 5.

     (b) As soon as available and in any event within 120 days after the end of each fiscal year, consolidated statements of results of operations and reconciliation of capital accounts of Belden for such year, and the related consolidated balance sheets of Belden and consolidated statements of cash flows, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and accompanied by (i) an unqualified opinion of independent public accountants of recognized standing and acceptable to the Agent together with a written statement of such accountants to the effect that in making the audit necessary to such opinion they have obtained no knowledge of any Default by the Borrower in the fulfillment of any of the covenants contained in this Agreement or if, in the opinion of such accountants any such Default exists, specifying such Default and the nature thereof; (ii) a certificate signed by an authorized financial officer of the Borrower stating that said financial statements fairly present in accordance with generally accepted accounting principles the financial condition and the results of operation of Belden and its Subsidiaries at the end of such year and for the year involved and that such officer has no knowledge, except as specifically stated, of any Default by the Borrower in the observance of any of the provisions in this Agreement; and (iii) a certificate signed by an authorized financial officer of the Borrower, in form and substance satisfactory to the Agent, demonstrating compliance with the covenants contained below in this Section 5.

     (c) Promptly upon a responsible financial officer of the Borrower becoming aware of the existence of a condition, event, or act which

          Document #0021220                    28
     constitutes a Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Borrower or its Subsidiary, as the case may be, is taking or proposes to take with respect thereto.

     (d) Promptly after their becoming available:

          (i) Copies of all financial statements, reports, and proxy statements which Belden or any of its Subsidiaries shall have sent to its stockholders generally (other than the Borrower, Belden Inc. or any Subsidiary of the Borrower or Belden Inc.).

          (ii) Copies of all regular and periodic reports, if any, which Belden or any of its Subsidiaries shall have filed with the Securities and Exchange Commission.

          (iii) From time to time, with reasonable promptness, such additional information regarding the business, affairs, and financial condition of the Borrower and its Subsidiaries as the Agent or any Bank may reasonably request.

Section 5.2 Leverage Ratio. The Borrower and its Subsidiaries may incur, create, assume, or suffer to exist any Debt provided that the Borrower shall at no time permit the Leverage Ratio to exceed 65 percent .

Section 5.3 Liens. The Borrower shall not, nor shall it permit any of its Significant Subsidiaries to, create or suffer to exist any mortgage, pledge, security interest, conditional sale, or other title retention agreement, lien, charge, or encumbrance upon any of its property or assets, now owned or hereafter acquired, securing any indebtedness or obligation (all such security being hereinafter called "liens"), except:

     (a) Materialmen's, suppliers', tax, and other like liens arising in the ordinary course of business securing obligations which are not overdue or are being contested in good faith by appropriate proceedings.

     (b) Other liens incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business.

     (c) Liens on property or assets of any corporation existing on the date such corporation becomes a Subsidiary of the Borrower or such property or assets become property or assets of the Borrower; provided that such liens had not been created in anticipation of such corporation becoming a Subsidiary of the Borrower or such property or assets being acquired by the Borrower.

     (d) Any lien renewing, extending, or refunding any lien permitted by clause (c) immediately above; provided that the principal amount secured is not increased and the lien is not extended to any other property.

     (e) The Borrower or any of its Significant Subsidiaries may create or suffer to exist or renew, extend, or refund any interests existing in

          Document #0021220                    29
     favor of lessors under leases which secure Capitalized Lease
     Obligations arising as an incident to the financing of new facilities by means of pollution control or other industrial revenue bonds to be issued by public authorities.

     (f) Liens, not otherwise permitted by the foregoing provisions of this
     Section 5.3, attached to property of the Borrower and its Significant Subsidiaries provided that the outstanding principal amount of the indebtedness so secured does not exceed five percent of Net Worth of the Borrower at any time.

Section 5.4 Merger and Sale of Assets. The Borrower shall not, nor shall it permit any of its Subsidiaries to, merge or consolidate with or into any other Person, acquire by purchase or otherwise all or substantially all of the stock or assets of any Person, or sell, lease, transfer, or otherwise dispose of all or a substantial part of its assets, or any assets which shall have contributed ten percent or more of consolidated Operating Earnings of the Borrower for the fiscal year then most recently ended, to any Person, provided that:

     (a) Belden Wire & Cable Company may merge into Belden Inc. provided that Belden Inc. has at the time of the merger no liabilities and no material operations except those related to the ownership of Belden Wire & Cable Company, the merger would not otherwise cause a Default or Event of Default, and Belden Inc., if the successor entity, shall execute any assumption agreements reasonably requested by the Agent to confirm that Belden Inc. shall be bound by the terms of this Agreement and the Credit Documents as successor to Belden Wire & Cable Company;

     (b) Any Subsidiary of the Borrower may merge or consolidate with the Borrower (provided that the Borrower shall be the successor corporation unless the purpose of such merger or consolidation is to effect a change in the State of incorporation of the Borrower) or with any one or more other Subsidiaries of the Borrower;

     (c) Any Subsidiary of the Borrower may sell, lease, dispose of, or otherwise transfer any of its assets to the Borrower or another Subsidiary of the Borrower and any Subsidiary of the Borrower that is not a Significant Subsidiary may sell, lease, dispose of, or otherwise transfer any of its assets to any Person for fair value; and

     (d) Any corporation not a Subsidiary of the Borrower may be merged into or consolidated with the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries may acquire all or substantially all of the stock or assets of any Person provided that, in the case of each such transaction, immediately thereafter and after giving effect thereto:

          (i) the Borrower shall be in compliance with this Agreement;

          (ii) in the case of any merger into or consolidation with the Borrower, the Borrower shall be the successor corporation; and

          (iii) if the consideration payable by the Borrower or the Subsidiaries of the Borrower in connection with any such transaction shall consist, in whole or in part, of shares of stock of the Borrower (except for liabilities to dissenting shareholders), the total number of shares of stock of the

          Document #0021220                    30

          Borrower having ordinary voting power for the election of directors issued or exchanged in connection with, or added to those outstanding as a result of, such transaction shall not exceed 40 percent of the total of such voting shares of the Borrower outstanding immediately prior to such transaction.

Section 5.5 Subsidiary Guaranties. The Borrower shall cause each of its Subsidiaries to execute a guaranty in substantially the form of Exhibit D with such changes as the Agent may reasonably request or such other form of guaranty reasonably requested by the Agent which is required to have the same effect with respect to guaranties executed by Subsidiaries organized under a jurisdiction outside of the United States; provided that the Borrower may exempt any of its Subsidiaries organized under a jurisdiction outside of the United States and any of its Subsidiaries which are not Significant Subsidiaries from this requirement so long as (a) the aggregate assets of such Subsidiaries which have not executed Guaranties does not exceed 35 percent of the consolidated assets of the Borrower and (b) the aggregate net income before taxes of such Subsidiaries which have not executed Guaranties for the most recent 12 months then ended does not exceed 35 percent of the consolidated net income before taxes of the Borrower for the most recent 12 months then ended. Provided that no Default or Event of Default shall exist, at the request of the Borrower the Agent shall release any Guaranty from any Subsidiary which the Borrower could at the time of the Borrower's request elect to exempt from the execution of such Guaranty under the proviso in the preceding sentence.

Section 5.6 Taxes. The Borrower shall, and shall cause each of its Significant Subsidiaries to, pay and discharge all taxes, assessments, and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except that no corporation shall be required hereby to pay any such tax, assessment, charge, or levy, the payment of which is being contested in good faith and by proper proceedings.

Section 5.7 Sale-and-Leaseback. The Borrower shall not, nor shall it permit any of its Significant Subsidiaries to, sell or transfer to a Person (other than the Borrower or a Subsidiary of the Borrower) any property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary of the Borrower shall lease as lessee such property or any part thereof or other property which the Borrower or a Subsidiary of the Borrower intends to use for substantially the same purpose as the property sold or transferred except such transactions:

     (a) Incident to transactions permitted by 5.3(e).

     (b) From which arise Capital Lease Obligations and other rental obligations not exceeding five percent of Net Worth in the aggregate at any one time.

Section 5.8 Net Worth. The Borrower shall at no time permit the consolidated Net Worth of Belden to be less than the sum of (a) 80% of Belden's consolidated Net Worth as of June 30, 1996 and (b) 50 percent of an amount equal to the cumulative consolidated quarterly net income of Belden, determined in accordance with generally accepted accounting principles, beginning with the quarter ending September 30, 1996, through the end of Belden's most recently ended fiscal quarter, but excluding consolidated net income for any fiscal quarter in which consolidated net income is not a positive number.

          Document #0021220                    31

Section 5.9 Maintenance of Property; Insurance. The Borrower shall keep, and shall cause each Significant Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; shall maintain, and shall cause each Significant Subsidiary to maintain (either in the name of the Borrower or in such Significant Subsidiary's own name) either with financially sound and reputable insurance companies or pursuant to a plan of self-insurance established in accordance with sound and appropriate practices, insurance on all their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business.

Section 5.10 Compliance with Laws. The Borrower shall, and shall cause each of its Significant Subsidiaries to, comply, in all material respects with all federal, state, and local laws and regulations which are applicable to the operations and property of the Borrower and its Significant Subsidiaries, including laws related to taxation, ERISA, and environmental laws, unless noncompliance with such laws and regulations would not have a material adverse effect on the consolidated financial condition of the Borrower and provided that this Section shall not prevent the Borrower or any such Significant Subsidiary from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles.

                                 ARTICLE 6.

                             EVENTS OF DEFAULT

If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Borrower shall fail to pay when due any principal, interest, or fees due under the Credit Documents;

     (b) Any representation or warranty made or deemed made in the Credit Documents by the Borrower or any Guarantor, or any certificate furnished to the Agent or any Bank under the Credit Documents, shall prove to have been incorrect in any material respect;

     (c) The Borrower shall fail to perform (i) any agreement contained in Sections 5.3, 5.4, or 5.7 of this Agreement or (ii) any agreement contained in Section 5 (other than agreements in Sections 5.1(a), (b), and (d), Section 5.6 and Section 5.9) or Section 6(f) hereof which shall remain unremedied for 10 days after the Borrower shall have had knowledge of the occurrence thereof;

     (d) The Borrower shall fail to perform any other agreement herein which shall remain unremedied for 30 days after written notice thereof shall have been given by the Agent to the Borrower;

     (e) Any Guaranty shall at any time (before its expiration according to its terms) or for any reason cease to be in full force and effect or shall be contested by any party thereto, or any party thereto shall deny it has any further liability or obligation thereunder, or any provision of any Guaranty shall be breached by any party thereto (provided that if any Guaranty shall cease to be in full force and

          Document #0021220                    32
     effect due to changes in law, then such failure shall not create an Event of Default unless such failure shall remain unremedied for 30 days after written notice thereof shall have been given by the Agent to the Borrower);

     (f) Any payment on any bond, debenture, note, or other evidence of indebtedness of the Borrower, any of its Subsidiaries, or any Guarantor, exceeding in aggregate five percent of the consolidated Net Worth of Belden as of the date of the most recent financial statement received by the Agent pursuant to Section 5.1, shall become due whether by maturity, acceleration, or otherwise and shall not be promptly paid; or if there shall occur any default or event of default, however denominated, under any cross default provision in any such debt instrument described above (and the Borrower agrees to promptly provide the Agent with copies of such cross default provisions and, at the request of the Agent or any Bank, the Borrower agrees to amend this Agreement to include any such cross default provision in this Agreement);

     (g) Any of the Borrower, its Subsidiaries, or any Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of itself or of its property, (ii) be unable, or admit in writing inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, or (v) file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding, or corporate action shall be taken by it for the purpose of effecting any of the foregoing;

     (h) An order, judgment, or decree shall be entered, without the application, approval, or consent of the Borrower, any of its Subsidiaries, or any Guarantor, respectively, by any court or governmental agency of competent jurisdiction, approving a petition seeking reorganization of any such Person, or appointing a receiver, trustee, liquidator, intervenor, or the like for any such Person, or of all or a substantial part of any such Person's assets, and such order, judgment, or decree, if being contested in good faith and by appropriate proceedings, shall continue unstayed and in effect for any period of 30 consecutive days;

     (i) Any Termination Event shall have occurred and shall have continued under circumstances which may result in an uninsured payment or repayment liability of the Borrower, any of its Subsidiaries, or any Guarantor to the PBGC in an amount which is material in relation to the financial position of the Borrower; or

     (j) The occurrence of any Change in Control of Belden, or Belden Inc. shall at any time and for any reason cease to own 100 percent of the issued and outstanding common stock of the Borrower (except pursuant to a merger of Belden Inc. into Belden Wire & Cable Company pursuant to Section 5.4(a));

then, and in any such event, the Agent (i) may, or shall at the request of the Majority Banks, by notice to the Borrower, declare all of the Commitments and the obligation of each Bank to make Advances to be

          Document #0021220                    33
terminated, whereupon all of the Commitments and each such obligation shall forthwith terminate, and (ii) may, or shall at the request of the Majority Banks, by notice to the Borrower declare the aggregate outstanding principal amount of all Advances, all interest thereon, and all other amounts payable by the Borrower under the Credit Documents to be forthwith due and payable, whereupon such principal, interest, and other amounts shall become and be forthwith due and payable, without requirement of any presentment, demand, protest, notice of intent to accelerate, further notice of acceleration, or other further notice of any kind (other than the notice expressly provided for above), all of which are hereby expressly waived by the Borrower; provided, however, that in the event of any Event of Default described in paragraphs (g) or (h), the obligation of each Bank to make Advances shall automatically be terminated and such principal, interest, and other amounts shall automatically become and be due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration, or any other notice of any kind, all of which are hereby expressly waived by the Borrower.



                                 ARTICLE 7.

                                 THE AGENT

Section 7.1 Authorization and Action. Each Bank hereby appoints and authorizes the Agent to take such action as agent on its behalf and toexercise such powers under the Credit Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Credit Documents (including enforcement or collection of the Advances), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks and all holders of any interests under the Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to any Credit Document or applicable law, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank. The Agent agrees to give to each Bank prompt notice of each material notice given to it by the Borrower pursuant to the terms of this Agreement. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

Section 7.2 Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit Documents, INCLUDING ACTIONS WHICH ARE NEGLIGENT, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (a) may treat each Bank of record as the holder of its interests under the Credit Documents unless the Agent has received an Assignment pursuant to Section 8.6(d); (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance

          Document #0021220                    34
with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties, or representations made in or in connection with the Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants, or conditions of the Credit Documents on the part of the Borrower to inspect the property (including the books and records) of the Borrower; (e) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Documents; and (f) shall incur no liability under or in respect of the Credit Documents by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier, telegram, cable, or telex) believed by it to be genuine and signed or sent by the proper party or parties. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Majority Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

Section 7.3 The Agent and Affiliates. With respect to its Commitment and the Advances made by it, the Agent shall have the same rights and powers under the Credit Documents as any other Bank and may exercise the same as though it was not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower, any Subsidiary of the Borrower, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Agent were not the Agent and without any duty to account therefor to the Banks.

Section 7.4 Bank Credit Decision. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 4.3 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents.

Section 7.5 Indemnification. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective outstanding principal amounts of the A Advances made by each of them (or if no A Advances are at the time outstanding or are held by Persons which are not Banks, ratably according to either (a) the respective amounts of their Commitments, or (b) if all Commitments have terminated, the respective amounts of the Commitments immediately prior to the time the Commitments terminated), from and against any and all losses, liabilities, claims, damages, or expenses of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of the Credit Documents or any action taken or omitted by the

          Document #0021220                    35

Agent under the Credit Documents, INCLUDING ACTIONS OR OMISSIONS WHICH REPRESENT THE AGENT'S OWN NEGLIGENCE; provided that no Bank shall be liable to the Agent for any portion of such losses, liabilities, claims, damages, or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, the Credit Documents to the extent that the Agent is not reimbursed for such expenses by the Borrower. The undertaking in this Section shall survive the payment of all obligations hereunder and the resignation or replacement of the Agent.

Section 7.6 Successor Agent. The Agent may be removed by the Borrower at any time upon 90 days' advance notice to that effect from the Borrower, provided that there shall exist no Default or Event of Default at any time during the period from such notice to the date of the transfer, one of the Banks has agreed to become the successor Agent hereunder, and such successor Agent shall hold 10% or more of the Commitments hereunder. The Agent may resign at any time as Agent hereunder by giving notice thereof to the Banks and the Borrower. The Agent may be removed by the Majority Banks at any time upon 60 days' advance notice to that effect from the Majority Banks. Following the resignation of the Agent or the removal of the Agent by the Majority Banks, (i) if there shall exist no Default or Event of Default, the Borrower may appoint one of the Banks as Agent hereunder or
(ii) if there shall exist any Default or Event of Default hereunder, or if the Borrower does not appoint a successor Agent under the preceding clause, the Majority Banks may appoint any Bank to become the successor Agent hereunder. If no successor Agent shall have been so appointed by the Borrower or the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a Bank which is a commercial bank having a combined capital and surplus of at least $500,000,000. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Agent and shall function as the Agent under this Agreement, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                 ARTICLE 8.

                               MISCELLANEOUS

Section 8.1 Amendments, Etc. No amendment or waiver of any provision of any Credit Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and

          Document #0021220                    36
signed by the Borrower and the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the Commitments of any Bank or subject any Bank to any additional obligations, (b) reduce the principal of, or interest on, the Advances or any fees or other amounts payable hereunder,
(c) postpone any date fixed for any payment of principal of, or interest on, the Advances or any fees or other amounts payable hereunder, (d) take action which requires the signing of all the Banks pursuant to the terms of this Agreement, (e) change the definition of "Majority Banks" or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Agreement or any other Credit Document, (f) amend this Section 8.1, or (g) impair any indemnification received by any Bank under this Agreement or any other Credit Document; provided, further, that no amendment, waiver, or consent shall, unless in writing and signed by the Agent in addition to the Banks required above to take such action, affect the rights or duties of the Agent under any Credit Document.

Section 8.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy or telex communication) and mailed, delivered, telecopied, or telexed to the addresses specified on
Schedule I hereto or specified in an Assignment pursuant to Section 8.6(d) or to such other address as shall be designated by such party in a written notice to the other parties hereto. Mailed or delivered notice shall be effective when received, telecopied notice shall be effective when sent by telecopier and confirmed, and telexed notice shall be effective when telexed and confirmed by telex answerback, respectively, except that notices and communications to the Agent pursuant to Article 2 or 8 shall not be effective until received by the Agent.

Section 8.3 No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right under any Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Credit Documents are cumulative and not exclusive of any remedies provided by law.

Section 8.4 Costs, Expenses, and Taxes.

     (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Agent in connection with the creation, modification, and amendment of any Credit Document, including reasonable Attorney Costs with respect thereto; and (ii) all costs and expenses, if any (including Attorney Costs), of the Agent and each Bank in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) against the Borrower of any Credit Document.

     (b) The Borrower agrees to indemnify the Agent and each Bank and their respective officers, directors, employees, and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, or expenses (including reasonable Attorney Costs) incurred by, imposed upon, or asserted against any of them arising out of or by reason of any actual or threatened litigation or other proceeding relating to the making or performance by the Borrower of this Agreement and the Credit Documents, any actual or proposed use by

          Document #0021220                    37
     the Borrower of the proceeds of any of the Advances, and any actions of the Agent or the Banks or such Persons related to the enforcement of the rights of the Agent and the Banks under this Agreement and the other Credit Documents, INCLUDING ACTIONS WHICH CONSTITUTE THE NEGLIGENCE OF THE AGENT OR THE BANKS, but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence or willful misconduct of the Person or entity to be indemnified. The obligations of the Borrower under this Section 8.4(b) shall survive the termination of this Agreement.

     (c) After any retiring Agent's resignation or removal hereunder as Agent and after any Bank ceases to be a Bank hereunder, the provisions of Section 8.4(a) and 8.4(b) shall continue to inure to such Agent's and such Bank's benefit as to any actions taken or omitted to be taken while such Agent or such Bank was Agent or a Bank under this Agreement.

Section 8.5 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the delivery of any notice required under Article 6 to authorize the Agent to declare the Advances due and payable pursuant to the provisions of Article 6, the Agent and each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent or such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under the Credit Documents, irrespective of whether or not such Bank shall have made any demand under the Credit Documents and although such obligations may be unmatured. The Agent and each Bank, respectively, agrees promptly to notify the Borrower after such set-off and application made by the Agent or such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Agent and each Bank under this Section are in addition to other rights and remedies (including other rights of set-off) which the Agent or any such Bank may have.

Section 8.6 Assignments and Participations. Except as specified in this
Section 8.6, no Bank may assign and delegate its rights and obligations under this Agreement or any other Credit Document.

     (a) Assignment by Right. Any Bank may (i) assign, as collateral or otherwise, all or any portion of its rights (including all or a portion of the Advances owing to it) under this Agreement and the Credit Documents to any Federal Reserve Bank without notice to or the consent of the Borrower or the Agent; (ii) assign all or any portion of its rights to any Advances to any Affiliate of such assignor Bank, but without releasing the obligations of the assignor Bank hereunder; and (iii) upon written notice to the Borrower and the Agent, on the terms of and in accordance with the procedures specified in paragraph
     (d) below, assign and delegate all or any portion of its rights and obligations under this Agreement and the Credit Documents (including the Advances owing to it and its Commitment hereunder) to any Affiliate of such Bank, provided that (A) such Affiliate or the financial institution or holding company directly or indirectly owning such Affiliate has at the time of such assignment a rating on its unsecured long-term debt at least equal to A from Standard & Poor's Corporation or at least equal to A2 from Moody's Investors Services

          Document #0021220                    38
     and (B) such Affiliate has retained capital and surplus of at least $500,000,000. Notwithstanding anything to the contrary in this Agreement, if any Bank makes an assignment under this paragraph (a), the Borrower shall not be obliged to pay any greater amount to such assignee under this Agreement and the Credit Documents than it would have been obliged to pay had there been no such assignment.

     (b) Assignment by Approval. Upon the approval of the Borrower, in the Borrower's sole discretion, and the approval of the Agent, which approval may not be unreasonably withheld, any Bank may on the terms of and in accordance with the procedures specified in paragraph (d) below assign to one or more financial institutions all or any portion of its rights and obligations under this Agreement (including the Advances owing to it and its Commitment).

     (c) The Register. The Agent shall maintain at its address referred to on Schedule I a copy of each Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available

          Document #0021220                    39
     for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

     (d) Terms and Procedures for Assignments. Any assignments made pursuant to paragraph (a)(iii) or (b) above must meet the following requirements: (i) each delegation of an assignor Bank's Commitment shall be of a constant, and not a varying, percentage of all of such assignor Bank's obligations under this Agreement in respect of such Commitment; (ii) the amount of the resulting Commitment and Advances of the assignor Bank (unless it is assigning all its Commitment) and the assignee Bank pursuant to each such assignment (determined as of the date of the Assignment with respect to such assignment) shall in no event be less than $10,000,000 and shall be an integral multiple of $1,000,000; (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment, together with any Note or Notes subject to such assignment; and (iv) each assignee not already a Bank hereunder shall pay to the Agent an assignment fee of $2,500 in connection with such assignment. Upon receipt of an Assignment executed by an assignor Bank and an assignee, together with any Note or Notes subject to such assignment, the Agent shall, if such Assignment has been completed and is in substantially the form of the attached Exhibit E, and if such Assignment has been approved pursuant to paragraph (a)(iii) or (b) above, accept such Assignment, record the information contained therein in the Register, and give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent (x) in exchange for any surrendered A Note and at the request of the assignee, a new A Note to the order of the assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and, if the assignor has retained any Commitment hereunder, at the request of the assignor, a new A Note to the order of the assignor in an amount equal to the Commitment retained by it hereunder, and (y) in exchange for any surrendered B Note, and at the request of the assignee, a new B Note to the order of such assignee and, if the assignor has retained any B Advances hereunder, at the request of the assignor, a new B Note to the order of such assignor in the amount equal to the B Advances under such surrendered B Note retained by it hereunder. Such new A Notes and B Notes shall be dated the effective date of such Assignment and shall otherwise be in substantially the form of Exhibit A-1 or Exhibit A-2, as the case may be.

     (e) Effect of Assignments. By executing and delivering an Assignment in accordance with paragraph (d) above, the assignor and the assignee thereunder confirm to and agree with the Borrower, the Agent, and the other parties hereto the matters set forth therein. Upon the execution, delivery, acceptance, and recording of the Assignment with the Agent, from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Bank hereunder and
     (ii) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of the assignor's rights and obligations

          Document #0021220                    40
     under this Agreement, the assignor shall cease to be a party hereto).

     (f) Participations. Any Bank may sell participations in all or any portion of its rights and obligations under this Agreement and the Credit Documents (including the Advances owing to it and its Commitment hereunder) to another financial institution, but no participant shall have any rights under this Agreement (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed between such Bank and the participant relating thereto) and all amounts payable by the Borrower under this Agreement and the Credit Documents shall be determined as if such Bank had not sold such participation. The Agent or any Bank may furnish to participants and prospective participants copies of this Agreement, the Notes, any Guaranties, other Credit Documents, other information described in Section 3.1, any amendments, supplements, modifications, and waivers relating to the Credit Documents, and any other documents or information expressly required by this Agreement to be furnished to the Agent or any Bank under this Agreement.

Section 8.7 Governing Law. This Agreement and the other Credit Documents shall be governed by, and construed in accordance with, the laws of the State of Illinois.

Section 8.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 8.9 Survival of Agreements. All warranties, representations, and covenants made by the Borrower or any officer of the Borrower herein, or in any certificate or other document delivered in connection with this Agreement, shall be considered to have been relied upon by the Banks and shall survive the issuance and delivery of any notes and the making of the Advances regardless of any investigation. The indemnities and other obligations of the Borrower contained in this Agreement, and the indemnities by the Banks in favor of the Agent and its officers, directors, employees, and agents, shall survive the repayment of the Advances and the termination of this Agreement.

Section 8.10 Borrower's Right to Apply Deposits. In the event that any Bank is placed in receivership or enters a similar proceeding, the Borrower may, to the full extent permitted by law, make any payment due to such Bank hereunder, to the extent of finally collected unrestricted deposits of the Borrower in Dollars held by such Bank, by giving notice to the Agent and such Bank directing such Bank to apply such deposits to such indebtedness. If the amount of such deposits is insufficient to pay such indebtedness then due and owing in full, the Borrower shall pay the balance of such insufficiency in accordance with this Agreement.

Section 8.11 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Agent, and when each Bank listed on the signature pages hereof has delivered an executed counterpart hereof to the Agent, has sent to the Agent a facsimile copy of its signature hereon, or has notified the Agent that such Bank has executed this Agreement and thereafter shall be binding upon and inure to thebenefit of the Borrower, the Agent, each Bank, and its respective successors and

          Document #0021220                    41
assigns, except that the Borrower shall not have the right to assign any of its respective rights hereunder or any interest herein without the prior written consent of the Banks.

Section 8.12 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, AND THE BANKS IRREVOCABLY WAIVE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.13 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              BORROWER:

                              BELDEN WIRE & CABLE COMPANY


                              By:  /s/ Richard K. Reece

                              Title:  Treasurer


COMMITMENTS                   BANKS


                              AGENT:

$35,000,000              BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION


                         By: /s/ Mike Healy

                         Title:  Vice President



                         CO-AGENT:

$25,000,000              NATIONSBANK, N.A.


                         By:  /s/ Valerie C. Mills

                         Title:  Sr. Vice President






          Document #0021220                    42

          COMMITMENTS                   BANKS



$35,000,000              WACHOVIA BANK OF GEORGIA, N.A.


                         By:  /s/ Volney Hill

                         Title:  Vice President



$30,000,000              ABN AMRO Bank N.V., Chicago Branch

                         By:  ABN AMRO North America, Inc., as
                         agent

                         By: /s/ John L. Church

                         Title:  Vice President and Director

                         By: /s/ David H. Hannah

                         Title:  Group Vice President



$30,000,000              ROYAL BANK OF CANADA


                         By: /s/ Ray Chang

                         Title:  Vice President



$20,000,000              THE NORTHERN TRUST COMPANY


                         By: /s/ Daniel R. Hintzen

                         Title:  Vice President















          Document #0021220                    43

          COMMITMENTS                   BANKS



$15,000,000              COMMERZBANK AKTIENGESELLSCHAFT,
                         Chicago BRANCH


                         By:  /s/ Mark Monson

                         Title:  Vice President


                         By:  /s/ Dr. Helmut R. Tollner

                         Title:  Executive Vice President



$10,000,000              THE BOATMEN'S NATIONAL BANK
                         OF ST. LOUIS


                         By:  /s/ Emil A. Krueger

                         Title:  Vice President

          Document #0021220                    44

                                                  Exhibit A-1
                             A PROMISSORY NOTE

U.S. $[__________________]                             [date_____________]

     For value received, the undersigned, BELDEN WIRE & CABLE COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [___________________________] (the "Bank"), for the account of its
Applicable Lending Office (as defined in the Credit Agreement referred to below, the defined terms of which are used herein unless otherwise defined herein), the principal amount of each A Advance made by the Bank to the Borrower pursuant to the Credit Agreement at such times as are specified in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each A Advance from the date of such A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in the Applicable Currency to Bank of America National Trust and Savings Association, as Agent, for the Account of the Bank at the applicable Payment Office in immediately available funds. Each A Advance made by the Bank to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Bank and, prior to any transfer hereof, endorsed on a schedule attached hereto which is part of this Promissory Note; provided that failure to make such recordings or to attach such schedule shall not impair the Borrower's obligations under this Promissory Note.

     This Promissory Note is one of the A Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of November 18, 1996 (as amended from time to time, the "Credit Agreement"), among the Borrower, the Bank, certain other financial institutions parties thereto, and Bank of America National Trust and Savings Association, as Agent. The Credit Agreement, among other things, provides for the making of A Advances by the Bank to the Borrower from time to time pursuant to Section 2.1 of the Credit Agreement in an aggregate outstanding amount not to exceed at any time the Dollar Equivalent of the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such A Advance being evidenced by this Promissory Note, and contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                                   BELDEN WIRE & CABLE COMPANY


                                   By:_________________________
                                   Name:_______________________
                                   Title:______________________

                                                            Exhibit A-2

                         B PROMISSORY NOTE

U.S. $[_____________________]                     [date________________]

     For value received, the undersigned, BELDEN WIRE & CABLE COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [_____________________] (the "Bank") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below, the defined terms of which are used herein unless otherwise defined herein), the principal amount of each B Advance made by the Bank to the undersigned from time to time from the date hereof up to the Termination Date, together with interest accrued thereon and at such rates as may be so offered and accepted, on the last day of the Interest Period for such B Advance, in the currency in which the loan made hereunder was made by the Bank to the Borrower.

     Both principal and interest are payable in the currency specified above to Bank of America National Trust and Savings Association, as Agent, for the account of the Bank at the applicable Payment Office in immediately available funds. The amounts and dates of all B Advances and the amounts and dates of all payments thereon shall be endorsed by the Bank on a grid in the form of the Schedule attached hereto, which is a part of this Note. Any failure by the Bank to endorse or such grid shall not negate the obligation of the Borrower to repay amounts due and owing hereunder.

     This Promissory Note is one of the B Notes referred to in, and is subject to and entitled to the benefits of, the Credit Agreement dated as of November 18, 1996 (as amended from time to time, the "Credit Agreement"), among the Borrower, the Bank, certain other financial institutions parties thereto, and Bank of America National Trust and Savings Association, as Agent. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

     Prior to any transfer of this Note, each outstanding B Advance made by the Bank to the undersigned under the Credit Agreement (including any refinancing thereof), the interest rate and Interest Period applicable thereto and all payments of principal hereof by the undersigned to the Bank shall be endorsed on a grid schedule or grid schedules in the form of the schedule attached hereto and by this reference thereto made a part of this Note. Notwithstanding the foregoing, the failure to make, or an error in making, such endorsement shall not in any manner affect the obligation of the undersigned hereunder.

     THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.


                                   BELDEN WIRE & CABLE COMPANY


                                   By:________________________
                                   Name:______________________
                                   Title:_____________________

                                      SCHEDULE

                                                      Amount of
        Amount of   Interest      Maturity Date       Principal
Date    Bid Loan      Rate      of Interest Period      Repaid    Currency

                                                               Exhibit B-1

                      FORM OF REQUEST FOR A BORROWING

                                   [Date]

Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement referred to below

Agency Management Services
1455 Market Street, 12th Floor
San Francisco, CA 94137
Phone:  ______________________
Telecopy:  ___________________

Attention:     _______________________
               Agency Services Officer

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 18, 1996 (as amended from time to time, the "Credit Agreement"), among the undersigned, certain financial institutions parties thereto, and Bank of America National Trust and Savings Association, as Agent, the defined terms of which are used herein unless otherwise defined herein. Pursuant to Section
2.1 of the Credit Agreement, the Borrower hereby irrevocably requests an A Borrowing under the Credit Agreement, and in that regard sets forth the following information regarding such A Borrowing:

          Date of A Borrowing 1      :
          Type of Advances 2         :
          Applicable Currency 3      :
          Aggregate Amount           :
          Interest Period 4          :

     The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed A
Borrowing:

        1 The date of the A Borrowing must be a Business Day. The Borrower must give three Business
                   Days' advance notice for A Borrowings comprised of LIBOR Rate Advances.

        2 The Type of Advances comprising the A Borrowing may be Base Rate Advances or LIBOR Rate Advances.

        3 The Applicable Currency may be U.S. Dollars, Pounds Sterling, German Marks, French Francs, Italian Lira, Dutch Guilders, Japanese Yen, Canadian Dollars, Swiss Francs, Australian Dollars or any other currency approved by the Banks.

        4 Interest Period applies only to LIBOR Rate Advances and may be one, two, three, or six months. Insert "N/A" for Base Rate Advances.

Bank of America, as Agent
[Date]
Page 2


          (a) the representations and warranties contained in Article 4 of the Credit Agreement are correct on and as of the date of the proposed A Borrowing, before and after giving effect to the proposed A Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

          (b) no event has occurred and is continuing, or would result from the proposed A Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default, and

          (c) following the making of the proposed A Borrowing and all other Borrowings to be made on the same day to the Borrower under the Credit Agreement, the aggregate outstanding Dollar Equivalent principal amount of Advances shall not exceed the aggregate amount of the Commitments.

                                   Very truly yours,

                                   BELDEN WIRE & CABLE COMPANY



                                   By:_________________________
                                   Name:_______________________
                                   Title:______________________






























                                                  Exhibit B-2

                      FORM OF REQUEST FOR B BORROWING

                                   [Date]

Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement referred to below

Agency Management Services
1455 Market Street, 12th Floor
San Francisco, CA 94137
Phone:    _______________________
Telecopy: _______________________

Attention:     _______________________
               Agency Services Officer

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 18, 1996 (as amended from time to time, the "Credit Agreement"), among the undersigned, certain financial institutions parties thereto, and Bank of America National Trust and Savings Association, as Agent, the defined terms of which are used herein unless otherwise defined herein. Pursuant to Section
2.2 of the Credit Agreement, the Borrower hereby requests offers from the Banks to make B Advances to the Borrower as part of a B Borrowing under the Credit Agreement, and in that regard sets forth the following information regarding such proposed B Borrowing:

     Date of B Borrowing 1          :
     Applicable Currency 2          :
     Aggregate Amount 3             :
     Maturity Date 4                :


     1 The Date of B Borrowing must be a Business Day. The Borrower must give four Business Days' advance notice of B Borrowings to be made in any Alternate Currency or with an interest rate basis of LIBOR plus a margin, and one Business Day's advance notice of B Borrowings to be made in Dollars with an interest rate basis of an absolute rate.

     2 The Applicable Currency may be U.S. Dollars, Pounds Sterling, German Marks, French Francs, Italian Lira, Dutch Guilders, Japanese Yen, Canadian Dollars, Swiss Francs, Australian Dollars, or any other currency approved by the Banks.

     3 The Aggregate Amount of the B Borrowing must be in a minimum aggregate Dollar Equivalent principal amount of $2,000,000 and be made in 1,000,000 unit multiples of the Applicable Currency.

     4 The Maturity Date of the B Advances must be on a Business Day which is 7 to 30 days after the date of the B Advances, if the B Advances have an interest rate basis based upon an absolute rate, or must be on the last date of an Interest Period (of 1, 2, 3, or 6 months) for such B Advances, if the B Advances have an interest rate basis based upon the LIBOR plus a margin. In no event may the Maturity Date exceed the Termination Date.

     Interest Rate Basis 5          :
     Interest Calculation Basis 6   :
     Interest Payment Dates         :

The Borrower requests prompt response to this Request for B Borrowing in accordance with Section 2.2 of the Credit Agreement.

                                        Very truly yours,




                                        BELDEN WIRE & CABLE COMPANY



                                        By:________________________
                                      Name:________________________
                                     Title:________________________






     5 The Interest Rate Basis must be expressed as "Absolute Rate" or "LIBOR Plus Margin."

     6 If the Interest Rate Basis is based upon an absolute rate, the Interest Calculation shall be specified as 360-day year, 365/366-day year, or any other method proposed by the Borrower. If the Interest Rate Basis is based upon the LIBOR, the Interest Calculation Basis shall be the same as the basis for computing regular interest on A Advances in the same currency under the Credit Agreement.


                                                                Exhibit B-3

                        FORM OF OFFER OF B ADVANCES

                                   [Date]

Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement referred to below

Agency Management Services
1455 Market Street, 12th Floor
San Francisco, CA 94137
Phone:  _______________________
Telecopy:  ____________________

Attention:     _______________________
               Agency Services Officer

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 18, 1996 (as amended from time to time, the "Credit Agreement"), among Belden Wire & Cable Company, the undersigned, certain financial institutions parties thereto, and Bank of America National Trust and Savings Association, as Agent, the defined terms of which are used herein unless otherwise defined herein. In response to the Borrower's Request for B Borrowing dated [____________] (the "Request for B Borrowing"), and pursuant to Section 2.2(b)(ii) of the Credit Agreement, the undersigned hereby irrevocably offers to make the following B Advances to the Borrower as part of the B Borrowing proposed by the Borrower in the Request for B Borrowing, and in that regard sets forth the following information regarding such B Advances:

     Advance #1
     Minimum Amount 1               :
     Maximum Amount                 :
     Interest Rate 2                :

     [Advance #2
     Minimum Amount                :
     Maximum Amount                :
     Interest Rate                 :]




     1 The Minimum Amount of each B Advance offered must be in a minimum Dollar Equivalent principal amount of $1,000,000 and be made in 500,000 unit multiples of the Applicable Currency.

     2 The Interest Rate must be expressed in accordance with the interest rate basis specified by the Borrower in the applicable Request for B Borrowing, either an absolute rate or a rate based upon the applicable LIBOR plus a margin; therefore, this must be filled in either as "____% per annum" or "LIBOR plus ____% per annum", in each case rounded to the nearest 1/100th of one percent

Bank of America, as Agent
[Date]
Page 2

The undersigned confirms that for each offered B Advance specified above, the date of borrowing, Applicable Currency, maturity date, interest calculation basis, and interest payment dates shall be those proposed by the Borrower in the Request for B Borrowing and that the undersigned is prepared to extend credit to the Borrower on the terms described above, in accordance with and subject to the applicable terms of the Credit Agreement, including Section 2.2(b)(iii) regarding the allocation of B Advances, which are deemed incorporated into this offer.

                                        Very truly yours,

                                        [Name of Bank]




                                        By:_______________________
                                      Name:_______________________
                                     Title:_______________________





































                                                       Exhibit B-4

                      FORM OF ACCEPTANCE OF B ADVANCES

                                   [Date]

Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement referred to below

Agency Management Services
1455 Market Street, 12th Floor
San Francisco, CA 94137
Phone:  ______________________
Telecopy:  ___________________

Attention:     _______________________
               Agency Services Officer

Ladies and Gentlemen:

Reference is made to the Credit Agreement dated as of November 18, 1996 (as amended from time to time, the "Credit Agreement"), among the undersigned, certain financial institutions parties thereto, and Bank of America National Trust and Savings Association, as Agent, the defined terms of which are used herein unless otherwise defined herein. Pursuant to the
Request for B Borrowing dated as of [     ] (the "Request for B
Borrowing"), the Borrower requested a B Borrowing under the following terms:

     Date of B Borrowing           :
     Applicable Currency           :
     Aggregate Amount              :
     Maturity Date                 :
     Interest Rate Basis           :
     Interest Calculation Basis    :
     Interest Payment Dates        :

After reviewing the offers made by the Banks to the Borrower in response to the Request for B Borrowing, pursuant to and in accordance with Section 2.2(b)(iii) of the Credit Agreement the Borrower has [elected to cancel its request for a B Borrowing, and each offer made by the Banks in connection with the Request for B Borrowing is rejected.] [elected to make a B Borrowing in an aggregate amount of [_________] 1, and hereby irrevocably accepts the following offers made by the
Banks:


     1 The B Borrowing must be in an aggregate Dollar Equivalent principal amount of $2,000,000 and be made in 1,000,000 unit multiples of the Applicable Currency. The principal amount of the B Borrowing may not exceed the amount specified in the applicable Request for B Borrowing.

Bank of America, as Agent
[Date]
Page 2


     Advance #1
     Bank                :
     Date of Offer       :
     Amount 2            :
     Interest Rate       :

     [Advance #2
     Bank                :
     Date of Offer       :
     Amount              :
     Interest Rate       :]

For each offered B Advance specified above, the Borrower confirms that in such offer the date of borrowing, Applicable Currency, maturity date, interest calculation basis, and interest payment dates were those proposed by the Borrower in the Request for B Borrowing.

The Borrower further confirms that the offers accepted represent the lowest interest rate offers received by the Borrower and that each offer has been accepted in at least the minimum amount allowed pursuant to Section 2.2(b)(i) of the Credit Agreement on the terms of the offer, and if multiple offers were made at the same interest rate all offers accepted by the Borrower at such interest rate have been allocated among the Banks having made offers in accordance with Section 2.2(b)(iii) of the Credit Agreement, the terms of which were incorporated into such offers. The Borrower rejects all other offers received in connection with the Request for B Borrowing.

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed B Borrowing:

          (a) the representations and warranties contained in Article 4 of the Credit Agreement are correct on and as of the date of the proposed B Borrowing, before and after giving effect to the proposed B Borrowing and to the application of the proceeds therefrom, as though made on and as of such date,

          (b) no event has occurred and is continuing, or would result from the proposed B Borrowing or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default, and










     2 The Amount of each B Advance accepted must be at least the minimum amount, but no greater than the maximum amount, specified in the related offer.


Bank of America, as Agent
[Date]
Page 3


          (c) following the making of the proposed B Borrowing and all other Borrowings to be made on the same day to the Borrower under the Credit Agreement, the aggregate outstanding Dollar Equivalent principal amount of Advances shall not exceed the aggregate amount of the Commitments.

                                   Very truly yours,

                                   BELDEN WIRE & CABLE COMPANY



                                   By:_________________________
                                   Name:_______________________
                                   Title:______________________








































                                                       Exhibit C

                       FORM OF COMPLIANCE CERTIFICATE

                                   [Date]

Bank of America National Trust and Savings Association, as Agent for the Banks parties to the Credit Agreement referred to below

231 South LaSalle Street
Chicago, IL 60697

Attention:  Mr. Michael Healy

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of November 18, 1996 (as amended from time to time, the "Credit Agreement"), among Belden Wire & Cable Company, certain financial institutions parties thereto, and Bank of America National Trust and Savings Association, as Agent, the defined terms of which are used herein unless otherwise defined herein.

I hereby certify that I have no knowledge of any Defaults by the Borrower in the observance of any of the provisions in the Credit Agreement which existed as of [__] or which exist as of the date of this letter.

I also certify that the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial condition of Belden Inc. as of [_____], and the related results of operations for the [____] then ended, [in conformity with generally accepted accounting principles] [and that the financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information presented therein].

The following sets forth the information and computations to demonstrate compliance with the requirements of Sections 5.2 and 5.8 of the Credit Agreement as of [_______]:

     A.   Section 5.2 Leverage Ratio

          1.   consolidated Debt                  $____________
          2.   consolidated Total
               Capitalization                     $____________
          3.   ratio A.1 / A.2                     [___] to 1.00
          4.   maximum                             0.65 to 1.00

Bank of America, as Agent
[Date]
Page 2

     B.   Section 5.8 Net Worth

          1.   80% of consolidated Net Worth
               as of 6/30/96                           $___________
          2.   50% of cumulative consolidated
               quarterly net income since
               6/30/96 1                               $___________
          3.   minimum Net Worth = B.1 + B.2           $___________
          4.   consolidated Net Worth                  $___________



                              Very truly yours,



                              _____________________________________
                              Treasurer


































     1 Excluding consolidated net income for any fiscal quarter in which net income is a negative number.


                                                       Exhibit D

                              FORM OF GUARANTY

     This Guaranty dated as of [date] ("Agreement"), is made by [_________________] ("Guarantor") in favor of the Agent for the ratable benefit of the Banks referred to below.

                                INTRODUCTION

     This Guaranty is given in connection with the Credit Agreement dated as of November 18, 1996 (as amended from time to time, the "Credit Agreement"), among Belden Wire & Cable Company, a Delaware corporation ("Borrower"), Bank of America National Trust and Savings Association ("Agent"), and the financial institutions party thereto. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement. As a condition precedent to the extension of credit under the Credit Agreement, the Agent and the Banks require the Guarantor to enter into this Agreement. The Guarantor believes that it will obtain substantial direct and indirect benefit from the credit extended to the Borrower by the Banks under the Credit Agreement.

     In consideration of the foregoing and for other valuable consideration received, the Guarantor and the Agent agree as follows:

Section 1. Guaranty.

     1.1 The Guarantor irrevocably guarantees to the Agent the full payment when due of (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Agent and the Banks under the Credit Agreement and the other Credit Documents, and (b) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations (collectively, the "Guaranteed Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and the Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations are not punctually paid when due, whether by maturity, acceleration, or otherwise, and the Agent shall notify the Guarantor of the existence of a declared Event of Default under the Credit Agreement and make demand for payment hereunder, the Guarantor shall immediately pay to the Agent, for the ratable benefit of the Banks, the full amount due. The Guarantor shall make each payment to the Agent in U.S. Dollars (or if the applicable Guaranteed Obligation is to be paid in an Alternate Currency, in such Alternate Currency) in immediately available funds as directed by the Agent. The Agent and each Bank is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Agent or the Bank to the Guarantor against any and all of the obligations of the Guarantor under this Agreement. The Agent and each Bank severally agrees to promptly notify the Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

     1.2 If any sum due from the Guarantor under this Agreement or any order or judgment given in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Guarantor with any governmental authority or in any court or tribunal or
(b) enforcing any order or judgment given in relation hereto, the Guarantor shall indemnify each Person to whom such sum is due against any loss actually suffered as a result of any discrepancy between (i) the rate of exchange used when restating the amount in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim, or proof. The foregoing indemnity shall constitute a separate obligation of the Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

     1.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded under any bankruptcy proceeding. In the event that the Agent or any Bank must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to the Guarantor by the Agent shall be without effect, and this Agreement shall be reinstated in full force and effect. It is the intention of the Guarantor that the Guarantor's obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

Section 2. Guaranty Absolute.

     2.1 In the event that one or more other parties guarantees all or part of the Guaranteed Obligations, such other guarantees shall not reduce the Guarantor's obligations hereunder and the Guarantor shall remain fully liable for all of the Guaranteed Obligations.

     2.2 There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Agent, in order to enforce payment by the Guarantor under this Agreement, to exhaust the Agent's remedies against the Borrower or any other person liable for the payment of the Guaranteed Obligations, to enforce any support for the payment of the Guaranteed Obligations, or to enforce any other means of obtaining payment of the Guaranteed Obligations. Neither the Agent nor the Banks shall be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

     2.3 The Guarantor agrees that the Guarantor's obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which the Guarantor might otherwise have which relate to:

          (a) Any lack of validity or enforceability of the Guaranteed Obligations, any Credit Document, or any other agreement or instrument relating thereto;

          (b) Any increase, reduction, extension, or rearrangement of the Guaranteed Obligations, any amendment, supplement, or other modification of the Credit Documents, or any waiver or consent granted under the Credit Documents, including waivers of the payment and performance of the Guaranteed Obligations;




          (c) Any release, exchange, subordination, waste, or other impairment of any collateral, if any, securing payment of the Guaranteed Obligations;

          (d) Any full or partial release of any other guarantor, or any other person liable for the payment of the Guaranteed Obligations;

          (e) Any change in the organization or structure of the Borrower, any guarantor, or any other person liable for the payment of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of the Borrower or any other person liable for the payment of the Guaranteed Obligations;

          (f) The failure to apply or any manner of applying payments or the proceeds of any collateral, if any, against the Guaranteed Obligations;

          (g) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.3, notice of any default or event of default, however denominated, under the Credit Documents, notice of intent to demand, notice of demand, notice of presentment for payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of suit, notice of sale or foreclosure of any collateral, if any, for the Guaranteed Obligations, notice of the Agent's or Banks' transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding the Borrower or any other person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations ; and

          (h) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices the Guarantor or increases the likelihood that the Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof--it is the unambiguous and unequivocal intention of the Guarantor that the Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein. Notwithstanding any other provision contained in this Agreement, the Guarantor's liability with respect to the principal amount of the Guaranteed Obligations shall be no greater than the liability of the Borrower with respect thereto.

Section 3. Subrogation. [Until one year and one day after all Guaranteed Obligations have been paid irrevocably in full, the Guarantor agrees not to take] [The Guarantor waives] any action pursuant to any rights which it may acquire against the Borrower or any other person liable for the payment of the Guaranteed Obligations under this Agreement, including any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C. 509), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Agent or the Banks against the Borrower or any collateral, if any, which the Agent or the Banks now have or acquire. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be held in trust for the benefit of the Banks and immediately turned over to the Agent, for the ratable benefit of the Banks, with any necessary endorsement to be applied to the Guaranteed Obligations.



Section 4.  Miscellaneous.

     4.1 The Guarantor agrees to pay on demand (i) all reasonable costs and expenses of the Agent in connection with the creation, modification, and amendment of this Guaranty, including the reasonable Attorney Costs for the Agent with respect thereto; and (ii) all costs and expenses, if any (including reasonable Attorney Costs), of the Agent and each Bank in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) against the Guarantor of this Guaranty.

     4.2 The Guarantor agrees to indemnify the Agent and each Bank and their respective officers, directors, employees, and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, or expenses (including the reasonable Attorney Costs) incurred by, imposed upon, or asserted against any of them arising out of or by reason of any actual or threatened litigation or other proceeding relating to the making or performance by the Guarantor of this Agreement, any actual or proposed use by the Guarantor of the proceeds of any of the Advances, and any actions of the Agent or the Banks or such persons related to the enforcement of the rights of the Agent and the Banks under this Agreement and the other Credit Documents, INCLUDING ACTIONS WHICH CONSTITUTE THE NEGLIGENCE OF THE AGENT OR THE BANKS, but excluding any such losses, liabilities, claims, damages, or expenses incurred by reason of the gross negligence or willful misconduct of person or entity to be indemnified. The obligations of the Guarantor under this Section 4.2 shall survive the termination of this Agreement.

     4.3 This Agreement shall be governed by the laws of the State of Illinois. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of the Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. If a due date for an amount payable is not specified in this Agreement, the due date shall be the date on which the Agent demand payment therefor. The Agent's remedies under this Agreement shall be cumulative, and no delay in enforcing this Agreement shall act as a waiver of the Agent's or the Banks' rights hereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought. This Agreement shall bind the Guarantor and its successors and assigns and shall inure to the benefit of the Agent and its successors and assigns. The Guarantor may not assign its rights or delegate its duties under this Agreement. The Agent may assign its rights and delegate its duties under this Agreement. This Agreement may be executed in multiple counterparts which together shall constitute one and the same agreement. Unless otherwise specified, all notices provided for in this Agreement shall be in writing, delivered to the following addresses or to such other address as shall be designated by one party in writing to the other parties: if to the Agent: Bank of America National Trust and Savings Association, Attention: Mr. Michael Healy, 231 South LaSalle Street, Chicago, Illinois 60697, Telephone:
312/828-6480, Telecopy:  312/987-5833; if to the Guarantor:
[_______________]. Notice sent by telecopy shall be deemed to be given and received when receipt of such transmission is acknowledged, and delivered notice shall be deemed to be given and received when receipted for by, or actually received by, an authorized officer of the receiving party.





     THE GUARANTOR AND THE AGENT IRREVOCABLY WAIVE RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED as of the date first above written.

                              [GUARANTOR]



                              By:______________________________
                              Name:____________________________
                              Title:___________________________









































                                                       Exhibit E

                     FORM OF ASSIGNMENT AND ACCEPTANCE

                            Dated [     ], 19[ ]

     Reference is made to the Credit Agreement dated as of November 18, 1996 (as amended from time to time, the "Credit Agreement"), among Belden Wire & Cable Company, a Delaware corporation (the "Borrower"), the financial institutions which are parties thereto, and Bank of America National Trust and Savings Association, as Agent. Capitalized terms used herein but not defined herein shall have the meanings specified by the Credit Agreement.

     Pursuant to the terms of the Credit Agreement, [ ] (the "Assignor")
wishes to assign and delegate to [       ] (the "Assignee") [ ]% 1 of its
rights and obligations under the Credit Agreement in connection with its Commitment and its outstanding A Advances and A Note. [In addition, the
Assignor wishes to assign and delegate to the Assignee $[     ] of its
outstanding B Advance(s) and B Note]. Therefore, in accordance with Section
8.6 of the Credit Agreement, the Assignor, the Assignee, and the Agent agree as follows:

     1. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in Section 2 hereof, a [ ]% interest in and to all of the Assignor's rights and obligations under the Credit Agreement in connection with its Commitment, its
outstanding A Advances, and its A Note [, and $[       ] of its outstanding
B Advance(s) and B Note]. Attached to this Agreement are the following
Notes:

     A Note in a maximum principal amount of $[     ] dated as of
     [      ], made by the Borrower and payable to the order of the
     Assignor.

     [B Note in a principal amount of $[     ] dated as of [     ], made by
     the Borrower and payable to the order of the Assignor.]

The Assignor and the Assignee request that the Agent exchange such Notes for the following Notes:














     1    Specify percentage in no less than 4 decimal points.

     [A Note in a maximum principal amount of $[     ] dated as of [     ],
     made by the Borrower and payable to the order of the Assignee.]

     [A Note in a maximum principal amount of $[     ] dated as of [     ],
     made by the Borrower and payable to the order of the the Assignor.]

     [B Note in a maximum principal amount of $[     ] dated as of [     ],
     made by the Borrower and payable to the order of the Assignee.]

     [B Note in a maximum principal amount of $[     ] dated as of [     ],
     made by the Borrower and payable to the order of the Assignor.]

     2.  The Assignor (a) represents and warrants that, prior to executing
this Assignment and Acceptance, its Commitment is $[   ], and the aggregate
outstanding principal amount of A Advances owed to it by the Borrower is
$[     ], and the aggregate outstanding principal amount of B Advances owed
to it by the Borrower is $[      ]; and (b) represents and warrants that it
is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim. The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Credit Agreement or any other Credit Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its respective obligation sunder the Credit Agreement or any other credit Document or any other instrument or document furnished pursuant thereto.

     3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.3 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (b) agrees that it will, independently and without reliance upon the Agent, the Assignor, or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (e) specifies as its Domestic Lending Office (and address for notices) and Alternate Lending Offices the offices set forth beneath its name on the signature pages hereof; (f) attaches the forms prescribed by the Internal Revenue Services of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and its Note(s) or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty , and (g) represents that it an assignee eligible under Section 8.6 of the Credit Agreement.

     2 If the Assignee is organized under the laws of a jurisdiction outside the United States.


     4.  The effective date for this Assignment and acceptance shall be
[      ] (the "Effective Date") 3, and following the execution of this
Assignment, the Agent will record it.

     5. Upon such recording, and as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement for all purposes and, to the extent provided in this Assignment, have the rights and obligations of a Bank thereunder and (b) the Assignor shall, to the extent provided herein, relinquish its rights (other than rights against the Borrower pursuant to Section 8.4 of the Credit Agreement, which shall survive this assignment) and be related from its obligations under the Credit Agreement.

     6. Upon such recording, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Note(s) in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payment under the Credit Agreement and the Note(s) for periods prior to the Effective Date directly between themselves.

     7. This Assignment shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois.

     The parties hereto have caused this Assignment to be duly executed as of the date first above written.






























     3 See Section 8.6(a) of the Credit Agreement. Such date shall be at least three Business Days after the execution of this Assignment.


                              [ASSIGNOR]

                              By__________________________

                              Name________________________

                              Title_______________________

                              Address:  __________________
                                        __________________
                                        __________________

                              Attention:__________________
                              Telephone:__________________
                              Telecopy: __________________

                              [ASSIGNEE]

                              By__________________________

                              Name_______________________

                              Title_______________________


                              Domestic Lending Office:

                              Address:  __________________
                                        __________________
                                        __________________

                              Attention:__________________
                              Telephone:__________________
                              Telecopy: __________________



                              Alternate Lending Office:

                              By__________________________

                              Name________________________

                              Title_______________________

                              Address:  __________________
                                        __________________
                                        __________________

                              Attention:__________________
                              Telephone:__________________
                              Telecopy: __________________








                              BANK OF AMERICA NATIONAL TRUST AND
                              SAVINGS ASSOCIATION
                               as Agent

                              By__________________________

                              Name________________________

                              Title_______________________


















































                                 SCHEDULE I

BORROWER

     Notice Address:          Belden Inc.
                              7701 Forsyth Boulevard, Suite 800
                              St. Louis, Missouri 63105
                              Attn:  Mr. Terry Lee
                              314-854-8025
                              314-854-8001 (fax)

AGENT

     Notice Address:          Bank of America National Trust
                              and Savings Association
                              231 South LaSalle Street
                              Chicago, Illinois 60697
                              Attn:  Mr. Michael G. Healy
                              312-828-6480
                              312-987-5833 (fax)

     Agency Administration:   Bank of America National Trust
     Notices                  and Savings Association
                              Agency Administrative Services #5596
                              1455 Market Street  13th Floor
                              San Francisco, CA  94103
                              Attn:  Mr. George Slawek
                              415-436-2747
                              415-436-2700 (fax)

     Domestic Lending Office: Bank of America National Trust
                               and Savings Association
                              231 South LaSalle Street
                              Chicago, Illinois 60697
                              Attn: Zack Zarr
                              312-828-7380
                              312-974-9626 (fax)

     Alternate Lending
      Office:                 As specified by the Agent for Alternate
                              Currency Advances

BANKS

     NationsBank, N.A.

     Notice Address:          NationsBank, N.A.
                              233 S. Wacker Dr. Suite 2800
                              Chicago, IL  60606
                              Attn:  Valerie C. Mills
                              312-234-5649
                              312-234-5601 (fax)

     Domestic Lending Office: NationsBank, N.A.
                              101 N. Tryon St.
                              Charlotte, NC  28255
                              Attn: Renita Hines
                              704-386-9875
                              704-386-8694 (fax)
     Alternate Lending
      Office:                 Same

     The Boatmen's National Bank of St. Louis

     Notice Address:          The Boatmen's National Bank
                               of St. Louis
                              800 Market Street
                              St. Louis, Missouri 63101
                              Attn:  Emil A. Krueger
                              314-466-5211
                              314-466-7783 (fax)

     Domestic Lending Office: The Boatmen's National Bank
                               of St. Louis
                              800 Market Street
                              St. Louis, Missouri 63101
                              Attn:  Ms. Carolyn D. Hayes
                              314-466-6547
                              314-466-7783 (fax)

     Alternate Lending
      Office:                 Same


     Commerzbank Aktiengesellschaft, Grand Cayman Branch

     Notice Address:          Commerzbank Aktiengesellschaft,
                               c/o Chicago Branch
                              311 South Wacker Drive, Suite 5800
                              Chicago, Illinois 60606
                              Attn:  Mr. Mark D. Monson
                              312-408-6910
                              312-435-1486 (fax)


     Domestic Lending Office: Commerzbank Aktiengesellschaft,
                               c/o Chicago Branch
                              2 World Financial Center
                              New York, NY 10281-1050
                              Attn:  Mr. Matt Marraffa
                              212-266-7268
                              212-266-7593 (fax)

     Alternate Lending
      Office:                 Same








       ABN AMRO BANK N.V.

     Notice Address:          ABN AMRO Bank N.V.
                              135 S. LaSalle St.
                              #625
                              Chicago, Illinois 60674-9135
                              Attn:  Mr. John Church
                              312-904-2212
                              312-606-8425 (fax)


     Domestic Lending Office: ABN AMRO Bank N.V.
                              135 S. LaSalle St.
                              #625
                              Chicago, Illinois 60674-9135
                              Attn:  Loan Operations
                              312-904-2961
                              312-606-8435 (fax)


     Alternate Lending
      Office:                 Same


     THE NORTHERN TRUST COMPANY

     Notice Address:          The Northern Trust Company
                              50 South LaSalle St.
                              Chicago, Illinois  60675
                              Attn:  Mr. Daniel R. Hintzen
                              312-444-3527
                              312-444-7028 (fax)


     Domestic Lending Office: The Northern Trust Company
                              50 South LaSalle St.
                              Chicago, Illinois  60675
                              Attn:  Edie Reed
                              312-444-3352
                              312-630-1566 (fax)

     Alternate Lending
      Office:                 Same

















     Royal Bank of Canada

     Notice Address:          Royal Bank of Canada
                              One North Franklin, Suite 700
                              Chicago, Illinois 60606
                              Attn:  Ms. Molly Drennan
                              312-551-1615
                              312-551-0805 (fax)


     Domestic Lending Office: Royal Bank of Canada
                              Financial Square
                              New York, NY 10005-3531
                              Attn:  Ms. Linda Smith
                              212-428-6323
                              212-428-2372 (fax)

     Alternate Lending
      Office:                 Same


     Wachovia Bank of Georgia, N.A.

     Notice Address:          Wachovia Bank of Georgia, N.A.
                              191 Peachtree Street, NE
                              Suite GA 373
                              Atlanta, Georgia 30303
                              Attn:  Mr. C. Volney Hill
                              404-332-6350
                              404-332-6898 (fax)

     Domestic Lending Office: Wachovia Bank of Georgia, N.A.
                              191 Peachtree Street NE
                              Suite GA 378
                              Atlanta, Georgia 30303
                              Attn:  Ms. Tonya Carter
                              910-777-5241
                              910-777-5111 (fax)

     Alternate Lending
      Office:                 Same



















                                SCHEDULE II


Pursuant to Section 4.8 of the Credit Agreement dated as of November 18, 1996, between Belden Wire & Cable Company, as Borrower, the banks named herein, as Banks, and Bank of America National Trust and Savings
Association, as Agent, the following is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Borrower.

Subsidiary                              Place of Incorporation

Belden Brasil Comercial Ltda.           Brazil
Belden (Canada) Inc.                    Ontario, Canada
Belden Electronics GmbH                 Germany
Belden Electronics, S.A. de C.V.        Mexico
Belden Electronics S.a.r.l.             France
Belden Europe B.V.                      The Netherlands
Belden Foreign Sales Corporation        Barbados
Belden Holdings, Inc.                   Delaware, U.S.A.
Belden International, Inc.              Delaware, U.S.A.
Belden UK Limited                       United Kingdom
Belden Wire & Cable B.V.                The Netherlands
Grupo Belden Mexicana S.A. de C.V.      Mexico

                                SCHEDULE III

Pursuant to Section 4.9 of the Credit Agreement dated as of November 18, 1996, between Belden Wire & Cable Company, as Borrower, the Banks named herein, and Bank of America National Trust and Savings Association, as Agent, the following is a complete and correct list of all material credit agreements, indentures, purchase agreements, guaranties and other instruments in effect as of the date of this Agreement providing for or relating to extensions of credit for a term of more than one year in respect of which the Borrower or any of its Subsidiaries is or may become directly or contingently obligated.

Arrangement
Amount         Obligation

$150,000,000   Multicurrency revolving credit agreement, dated August 5,
               1994, among Borrower, certain financial institutions party thereto, and NationsBank of Texas, N.A., as agent. Pursuant to Section 3.1(b)(ii) of the Credit Agreement, Borrower shall have made arrangements satisfactory to the Agent that, on or before November 18, 1996, the Borrower shall repay any outstanding indebtedness under this credit agreement and in connection with such repayment shall terminate its credit facilities under this agreement.

$10,000,000    Promissory note of Borrower, dated November 15, 1993,
               payable to NationsBank of Texas, N.A. Borrowing arrangements under this note are uncommitted and NationsBank of Texas, N.A. has no obligation to make any advance under this note.

$10,000,000    Multicurrency credit agreement, dated March 9, 1995, among
               Borrower, Belden (Canada) Inc., as co-borrower, and Royal
               Bank of Canada, as lender. Borrowing arrangements under this agreement are uncommitted and Royal Bank of Canada has no obligation to make any advance under this agreement.

$40,000,000    Multicurrency promissory note of Borrower, dated May 7,
               1996, payable to Wachovia Bank of Georgia, N.A. Borrowing arrangements under this note are uncommitted and Wachovia
               Bank of Georgia, N.A. has no obligation to make any advance under this note.

6,000,000      Overdraft facility in current account, dated
Netherlands    April 20, 1995, between Belden Wire & Cable B.V.,
Guilders       as borrower, and Internationale Nederlanden Bank N.V., as
               lender. Borrowing arrangements under this facility are uncommitted and Internationale Nederlanden Bank N.V. has no obligation to make any advance under this facility.

5,000,000      Overdraft facility in current account, dated July 5,
Netherlands    1995, between Belden Wire & Cable B.V., as borrower,
               Guilders and ABN AMRO Bank N.V., as lender. Borrowing arrangements under this facility are uncommitted and ABN
               AMRO Bank N.V. has no obligation to make any advance under this facility.

               Please see pages 8-13 of Form 10K for the fiscal year ended December 31, 1995, and page 12 of Form 10-Q for the fiscal quarter ended June 30, 1996 for a brief discussion of environmental matters and other legal proceedings.